                                                                    EXHIBIT 99.1

Prospectus Supplement dated [____________________]
To Prospectus dated ___________ [_____], 2004
                             $[______________][___]
                        ORIGEN RESIDENTIAL PASS-THROUGH
                        CERTIFICATES, SERIES 200[_]-[_]

                                           ORIGEN RESIDENTIAL SECURITIES, INC.,
     ORIGEN FINANCIAL L.L.C.,                          AS DEPOSITOR
          AS ORIGINATOR
                                                        ORIGEN SERVICING, INC.,
                                                        AS SELLER AND SERVICER

                        Principal              Certificate          Price          Underwriting        Proceeds to the
                         Balance                  Rate            to Public          Discount             Depositor
                         -------                  ----            ---------          --------             ---------
Class A-1                 $[__]                  [___]%            [___]%            [___]%                 [___]%
Class A-2                  [__]                  [___]             [___]%            [___]%                 [___]%
Class A-3                  [__]                  [___]             [___]%            [___]%                 [___]%
Class A-4                  [__]                  [___]             [___]%            [___]%                 [___]%
Class A-5                  [__]                  [___]             [___]%            [___]%                 [___]%
Class A-6                  [__]                  [___]             [___]%            [___]%                 [___]%
Class A-7                  [__]                  [___]             [___]%            [___]%                 [___]%
Class M-1                  [__]                  [___]             [___]%            [___]%                 [___]%
Class M-2                  [__]                  [___]             [___]%            [___]%                 [___]%
Class B-1                  [__]                  [___]             [___]%            [___]%                 [___]%
Total                     $[__]                  [___]            $[___]            $[___]                 $[___]

      The Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 certificates will be subject to a maximum rate described in this prospectus supplement. The certificate rates for the Class A-6 and Class A-7 certificates will increase by 0.50% after the first distribution date on which the servicer is permitted at its option to terminate the trust by purchasing the remaining assets.

      The proceeds to the depositor will be $[   ] before deducting expenses,
payable by the depositor, estimated to be $[_]. [_] will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.

THE CERTIFICATES

- represent the entire beneficial interest in a trust, whose assets are a pool of manufactured housing installment sale contracts and installment loan agreements, mortgage loans secured by manufactured homes, one-to-four family residential properties [and/or condominium units,] and funds on deposit in a pre-funding account,

-     currently have no trading market and

-     are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT

- Credit enhancement will be provided in the form of subordination of the rights of certain classes of certificates to receive distributions in respect of the contracts, the allocation of losses, excess interest and overcollateralization.

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

For complete information about the [Origen Residential Pass-Through Certificates], Series 200[_]-[_], read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              [_________________]

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the [Origen ________ Residential Pass-Through Certificates], Series 200[_]-[_] in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [Origen _________ Residential Pass-Through Certificates], Series 200[_]-[_] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling [Origen _______ Residential Pass-Through Certificates], Series 200[_]-[_] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                                   PAGE
                              PROSPECTUS SUPPLEMENT

Summary of prospectus supplement................................................    S-3
Risk Factors....................................................................    S-9
Summary of Transaction..........................................................   S-16
The Seller, the originator and the servicer.....................................   S-16
Underwriting Policies...........................................................   S-17
The Servicer....................................................................   S-20
The Asset Pool..................................................................   S-25
Selected Data...................................................................   S-28
Yield and Prepayment Considerations.............................................   S-42
Description of the Certificates.................................................   S-57
The Pooling and Servicing Agreement.............................................   S-76
Description of the ASSET Purchase Agreement.....................................   S-81
Use of Proceeds.................................................................   S-81
Legal Investment Considerations.................................................   S-81
Material Federal Income Tax Considerations......................................   S-82
State Taxes.....................................................................   S-83
ERISA Considerations............................................................   S-84
Underwriting....................................................................   S-88
Legal Matters...................................................................   S-89
Ratings.........................................................................   S-89
Annex I  Global Clearance, Settlement and Tax Documentation Procedures..........   S-91

                                  PROSPECTUS

Summary of Prospectus...........................................................      1
Risk Factors....................................................................      1
Description of the Securities...................................................     13
Prepayment and Yield Considerations.............................................     29
The Trust Estates...............................................................     32
Credit Enhancement..............................................................     44
Underwriting Policies...........................................................     51
Servicing of Contracts and Mortgage Loans.......................................     52
The Agreements..................................................................     59
Certain Legal Aspects of Contracts and Mortgage Loans...........................     66
Use of Proceeds.................................................................     84
The Company.....................................................................     84
Material Federal Income Tax Consequences........................................     85
State Tax Considerations........................................................    136
ERISA Considerations............................................................    136
Ratings.........................................................................    146
Available Information...........................................................    146

Incorporation of Certain Documents by Reference.................................    147
Plan of Distribution............................................................    147
Legal Investment Considerations.................................................    148
Legal Matters...................................................................    149

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus. The Origen Residential Pass-Through Certificates, Series [20__-__], will be issued in classes (each a "class") with certificate rates, initial principal balances, and last scheduled distribution dates as described in the chart below.

                                                   INITIAL               LAST SCHEDULED
                                                   -------               --------------
CLASS                 CERTIFICATE RATE        PRINCIPAL BALANCE        DISTRIBUTION DATE
-----                 ----------------        -----------------        -----------------
 A-1                       [ . ]%               $[___]                       [___]
 A-2                       [ . ]                 [___]                       [___]
 A-3                       [ . ]                 [___]                       [___]
 A-4                       [ . ]                 [___]                       [___]
 A-5                       [ . ]                 [___]                       [___]
 A-6                       [ . ]                 [___]                       [___]
 A-7                       [ . ]                 [___]                       [___]
 M-1                       [ . ]                 [___]                       [___]
 M-2                       [ . ]                 [___]                       [___]
 B-1                       [ . ]                 [___]                       [___]

      The "certificate rate" for each of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 certificates will be subject to a maximum rate described in this prospectus supplement. The certificate rates for the Class A-6 and Class A-7 certificates will increase by 0.50% after the first distribution date on which the servicer may, at its option, terminate the trust by purchasing all the assets remaining in the trust on that date.

      The "last scheduled distribution date" in the table above is derived by adding twelve months to the month of the latest scheduled maturity date of the initial assets. We expect that the actual last distribution date for each certificate will be significantly earlier than its last scheduled distribution date.

THE TRUST

   [Origen Residential Pass-Through Certificates Trust 200[_]-[_] will be formed on [_] pursuant to the terms of the pooling and servicing agreement as further described under "The Pooling and Servicing Agreement" herein. [Origen Servicing, Inc.] will sell mortgage loans secured by first liens on the real estate on which certain manufactured homes, one-to-four family residential properties [and/or condominium units] are situated, manufactured housing installment sale contracts and installment loan agreements, collectively, the "assets," to Origen Residential Securities, Inc. Origen Residential Securities, Inc. will deposit the assets with the trust.

THE CERTIFICATES

   On the closing date, [_], the trust will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class B-1, Class X and Class R certificates, collectively referred to as the "certificates". Each certificate represents an undivided ownership interest in the trust.

   Only the Class A, Class M and Class B-1 certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus. The Class X and Class R certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

   The offered certificates will be offered for purchase in denominations of $1,000 and integral multiples of $1 thereof.

THE ORIGINATOR

   Origen Financial L.L.C., a wholly-owned subsidiary of Origen Financial, Inc., originated or acquired the assets from third party sellers and is referred to in this prospectus supplement as the

      "originator." The originator has transferred to the seller all of its right, title and interest to the assets. Origen Financial L.L.C. maintains its principal office at The American Center, 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034.

      We refer you to "The Originator" in this prospectus supplement for more detail.

THE SELLER

      [Origen Servicing, Inc.] or the "seller" will sell to Origen Residential Securities, Inc. all of its right, title and interest to the assets pursuant to the terms of a transfer agreement as further described hereunder.

THE SERVICER

      Origen Servicing, Inc, a wholly-owned subsidiary of Origen Financial L.L.C., will act as "servicer" of the assets under the pooling and servicing agreement.

      We refer you to "The Seller," "The Servicer" and "The Trust Assets" in this prospectus supplement for more detail.

[BACKUP SERVICER]

      [Pursuant to the terms of the pooling and servicing agreement, [_] will agree to act as "backup servicer" with respect to the assets. If Origen Servicing, Inc. is removed as servicer under the pooling and servicing agreement, [_] will agree to perform those duties in accordance with the terms of the pooling and servicing agreement.

      We refer you to "The Pooling and Servicing Agreement--The Backup Servicer" in this prospectus supplement for additional information.]

THE DEPOSITOR

      Origen Residential Securities, Inc., or the "depositor", will transfer the assets to a trust created pursuant to the pooling and servicing agreement.

      We refer you to "The Depositor" in the accompanying prospectus for additional information.

THE TRUSTEE

      [___________________] will serve as the "trustee" for the benefit of the certificateholders pursuant to the pooling and servicing agreement.

      We refer you to "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

REGISTRATION OF CERTIFICATES

      We will issue the offered certificates in book-entry form. You will hold your interests through a depository in the United States or through one of two depositories in Europe. While the offered certificates are book-entry they will be registered in the name of the applicable depository or in the name of the depository's nominee.

      Transfers within any depository will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described later in this prospectus supplement.

TRUST ESTATE

      The trust estate is held by the trustee for the benefit of the certificateholders. The "trust estate" includes:

       - manufactured housing installment sale agreements and installment loan agreements, or contracts; [and]

       - mortgage loans secured by manufactured homes, one-to-four family residential properties [and/or condominium units], or mortgage loans; [and]

       - payments on the contracts and mortgage loans, collectively referred to as the assets, received on and after the related cut-off date; [and]

       - rights of the depositor under the purchase agreement pursuant to which the depositor purchased the assets from the seller, [and];

       -    funds on deposit in a pre-funding account; [and]

       - rights of the seller under any hazard insurance policies covering the assets.

THE INITIAL ASSETS

      On [_________________], the closing date, the trust will acquire the pool of initial and additional assets. The information below is based on the pool of initial assets as it existed on [_____________]:

       -    number of initial assets: [_______]

       -    aggregate principal balance: $[_________]

       - manufactured home or mortgaged property location: [_] states; other than [___]% of manufactured homes or mortgaged properties located in [______], no state represents more than [______]% of the assets, by principal balance

       -    weighted average loan-to-value ratio: [_____]% (approximate)

       -    loan-to-value ratio range: [____]% to [____]% (approximate)

       -    principal balance range: $[___] to $[____]

       -    average principal balance: $[____]

       -    asset rates range: [____]% to [_____]%

       -    weighted average asset rate: [______]% (approximate)

       - weighted average remaining term to stated maturity, based on principal balance: [____] months (approximate)

       -    term to stated maturity range: [____] months to [____] months

       -    last maturity date: [_____]

We refer you to "Description of the Assets," "The Manufactured Home Loan Program" and "The Mortgage Loan Program" in this prospectus supplement.

SERVICING

      The servicer will be responsible for servicing, managing and making collections on the assets it is servicing. The servicer will receive a monthly servicing fee equal to [_]% per annum of the pool balance. The backup servicer will receive a monthly backup servicing fee payable as set forth in this prospectus supplement.

      We refer you to "Description of the Certificates--Distributions on the Certificates"; and "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

      Under limited circumstances, the servicer may resign or be removed, in which event either the backup servicer or a third-party servicer will be appointed as successor servicer.

      We refer you to "Servicing of Assets--Matters Regarding the Servicer" and "The Agreements--Events of Default; Rights Upon Event of Termination" in the accompanying prospectus.

DISTRIBUTION DATE

      The [15th] day of each month or, if that day is not a business day, the next business day, beginning in [_____] 200[_____] will be a "distribution date."

CLOSING DATE

      [______________] will be the "closing date."

CUT-OFF DATE

      [____________] for the initial assets and [______________] for the additional assets will be the "cut-off date." For the subsequent assets, the trust will be entitled to receive all payments due and received after the last day of the calendar month in which the related subsequent closing occurs or the last day of the preceding month as set forth in the related subsequent transfer agreement.

PRIORITY OF DISTRIBUTIONS

      Distributions on the certificates will be made primarily from amounts collected on the contracts [and] mortgage loans during the related "due period," which is the calendar month preceding the month in which the related distribution date occurs, except for the first distribution date which will be from the related cut-off date through and including [_]

      (which will be longer than a one-month period). The trustee will apply the amount available to make distributions of interest and principal on the certificates in the following order of priority:

            (1) trustee fee

            (2) servicing fee and backup servicing fee

            (3) Class A interest

            (4) Class M-1 interest

            (5) Class M-2 interest

            (6) Class B-1 interest

            (7) Class A principal

            (8) Class M-1 principal

            (9) Class M-2 principal

            (10) Class B-1 principal

            (11) Class X and Class R distributions

      The payments on each class of certificates will be made only up to the amount available, after making any payments to each class of certificates with a higher priority.

      We refer you to "Description of the Certificates--Payments on Assets; Distributions on Certificates" and "--Distributions" in this prospectus supplement for additional information.

A. INTEREST ON THE CLASS A, CLASS M AND CLASS B-1 CERTIFICATES

      On each distribution date, interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates up to the amount to which those classes are entitled to the extent of amounts available for distribution.

      Interest on the certificates for a distribution date will accrue during the period commencing on the preceding distribution date (or the closing date for the first distribution date) through the day preceding the current distribution date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first distribution period, the actual number of days elapsed in the interest period and a 360-day year).

      We refer you to "Description of the Certificates--Distributions," "--Interest" and "--Losses on Liquidated Assets" for a more detailed description of the calculation of interest payable on each class.

B. PRINCIPAL OF THE CLASS A, CLASS M AND CLASS B-1 CERTIFICATES

      The portion of the amount available applied to the payment of principal on the Class A, Class M and Class B-1 certificates will be based on the amounts of principal due on each outstanding asset that is actually collected during the related due period, as well as prepayments and other amounts received for principal on the assets. Any principal payable will initially be paid only on the Class A certificates. The Class M and Class B-1 Certificates are not expected to receive any principal distributions before [__________].

      Beginning with the distribution date occurring in [_______], assuming delinquencies, defaults and losses on the assets remain below levels specified in the pooling and servicing agreement and specified enhancement targets are met, the Class M and Class B-1 certificates will be entitled to receive a portion of the principal to be paid on each distribution date.

      We refer you to "Description of the Certificates--Distributions" and "--Principal" for additional information.

OVERCOLLATERALIZATION

      On the closing date, the sum of the aggregate principal balance of the assets as of the cut-off date and the original pre-funded amount will exceed the aggregate original principal balances of the certificates by approximately $[__________], or approximately [_____]% of the aggregate cut-off date principal balance of the assets included in the trust as of the closing date plus the original pre-funded amount. Beginning on the first distribution date, the certificateholders will also receive from the amount available an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates, the trustee fee and expenses of the trustee to the trustee, [the backup servicing fee to the backup servicer] and the monthly servicing fee to the servicer for that distribution date, until the distribution date on which the amount by which the sum of the aggregate principal balance of the assets and the current pre-funded amount, if any, exceeds the aggregate principal balance of the certificates by an amount equal to approximately [____]% of the sum of the aggregate cut-off date principal balance of the initial and additional assets and the original pre-funded amount. [In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all assets, the certificateholders will also receive an additional distribution in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the assets, the trustee fee and expenses of the trustee to the trustee, [the backup servicing fee to the backup servicer] and the monthly servicing fee to the servicer for that distribution date. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions."] This level of overcollateralization will be maintained as described in "Description of the Certificates--Overcollateralization."

OPTIONAL TERMINATION

      Beginning on the distribution date when the pool principal balance of the assets is less than or equal to 10% of the sum of the aggregate cut-off date principal balance of the assets included in the trust on the closing date and the original pre-funded amount, the servicer will have the right to purchase all of the outstanding assets, at a price sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest.

PRE-FUNDING ACCOUNT

      If the aggregate principal balance of the assets transferred to the trust on the closing date is less than $[_], the difference will be deposited in the pre-funding account, and those funds will be used to purchase assets from time to time until [_]. If those funds are not completely used by [_], any remaining funds will be distributed to the Class A-1 and Class A-7 certificates, based on the percentages for principal distribution described in this prospectus supplement, as a payment of principal on the following distribution date. If the amount remaining in the pre-funding account is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.

      We refer you to "Risk Factors--The seller may not be able to acquire and deliver all of the subsequent assets."

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      Hunton & Williams LLP has acted as counsel to the trust and the underwriter and is of the opinion that:

      - The trust (other than the pre-funding account) will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes

      - The Class A, Class M, Class B-1 and Class X certificates will be "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes with payment terms equivalent to the terms of those certificates.

      As a holder of certificates, you will be required to include as income interest on your certificates, including any original issue discount, under the accrual method of accounting, even if you usually use the cash method of accounting.

      We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

ERISA CONSIDERATIONS

      Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 and qualified retirement plans and tax-favored plans subject to Internal Revenue Code Section 4975 may purchase the Class A, Class M and Class B-1 certificates.

LEGAL INVESTMENT CONSIDERATIONS

      The Class A certificates and the Class M-1 certificates will NOT constitute "mortgage related securities" for purposes of SMMEA until the amount in the pre-funding account is reduced to zero. Then, the Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will NOT constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates.

RATING

      Before the certificates can be issued, the trust must obtain a rating on the offered certificates of at least:

Class
-----
 A-1             [___]             [___]
 A-2             [___]             [___]
 A-3             [___]             [___]
 A-4             [___]             [___]
 A-5             [___]             [___]
 A-6             [___]             [___]
 A-7             [___]             [___]
 M-1             [___]             [___]
 M-2             [___]             [___]
 B-1             [___]             [___]

      The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the assets. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

      We refer you to "Risk Factors--The Ratings Provided by the Rating Agencies Do Not Purport to Address All Risks Inherent in Your Investment" in the prospectus.

[FINANCING ARRANGEMENTS OF THE SELLER

      Immediately prior to the sale of the assets to the depositor, some of the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the assets to repay that financing.]

                                  RISK FACTORS

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED CERTIFICATES UNLESS YOU UNDERSTAND THE PREPAYMENT, CREDIT LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

      YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

RECENTLY ORIGINATED ASSETS ARE MORE LIKELY TO EXPERIENCE EARLY DEFAULTS.

      Although little data is available, defaults on assets are generally expected to occur with greater frequency in the early years of the terms of the assets. If there is a higher rate of defaults than anticipated, you may experience a loss.

      Approximately [_]% of the initial assets (by aggregate principal balance as of [_]) were originated within twelve months prior to the cut-off date.

THE MORE SUBORDINATE CLASSES OF CERTIFICATES HAVE A GREATER RISK OF LOSS FROM DELINQUENCY AND DEFAULTS ON THE ASSETS.

      Delinquencies and defaults on the assets will result in a smaller amount of cash available for distribution on a distribution date. Because the available cash is distributed in a specified order of priority, there is a risk that certificates that are lower in that order of priority may not receive some or even any of the amount due to them on that distribution date. In addition, there is a risk that a high rate of defaults and losses on the assets could eliminate the overcollateralization and result in the outstanding principal balance of the assets being lower than the outstanding principal balance of the certificates. A discrepancy like this would result in a liquidation loss, which would be allocated first to the Class B-1 certificates until their principal balance was reduced to zero, then to the Class M-2 certificates until their principal balance was reduced to zero, and so on in increasing order of seniority. The principal balance of the Class A certificates will not be reduced on account of liquidation losses. In addition, any liquidation loss amount due and owing to a class of certificates, including interest thereon, will be paid, to the extent of funds available for that payment, prior to current principal being paid on each class of certificates subordinate to that class.

THE MORE SENIOR CLASSES OF CERTIFICATES HAVE LIMITED PROTECTION FROM DELINQUENCIES AND DEFAULTS.

      The only protection against delinquencies and liquidation losses for the more senior classes of certificates is the subordination of the more subordinate classes, excess interest and overcollateralization. For example, if there are high delinquencies or liquidation losses on the assets, the Class M-2 certificates would lose the protection against losses afforded by the subordination of the Class B-1 certificates and the overcollateralization, and, as a result, investors in the Class M-2 certificates might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the assets would eliminate the protection the Class M-1 certificates have from the subordination of the Class M-2 certificates, and so on for the Class A certificates. For more information, see "Description of the Certificates--Subordination of Class M Certificates and Class B-1 Certificates."

CONTRACTS UNDERWRITTEN USING THE ORIGINATOR'S COMPARABLE APPRAISAL PROGRAM HAVE HIGHER MAXIMUM LOAN AMOUNTS THAN THOSE DERIVED FROM TRADITIONAL MANUFACTURED HOUSING LOAN-TO-VALUE DETERMINATION METHODS, AND DEFAULTS ON THESE CONTRACTS MAY RESULT IN MORE SEVERE LOSSES THAN THOSE INCURRED ON CONTRACTS ORIGINATED USING TRADITIONAL VALUE DETERMINATION METHODS.

      Approximately [__________]% of the initial pool consists of chattel contracts (i.e., contracts secured by manufactured homes and no real estate) for which the maximum allowable loan amount was determined using an appraisal obtained from an unaffiliated appraiser, rather than the "invoice advance" method traditionally used to determine the maximum loan amount in chattel-only manufactured housing lending, under which the maximum loan amount is based on a manufacturer's invoice plus industry standard add-ons, without consideration of the location where the home is situated. The contracts originated under the originator's Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer's invoice prices as compared to invoice advance-underwritten contracts. An appraisal obtained under the Comparable Appraisal Program recognizes value that accrues from the location of the manufactured home, including the manufactured housing community in which it is located and the specific site on which it is located, even though the related contract is not secured by any real property. Should a default occur with respect to a Comparable Appraisal Program contract and either (i) the appraisal is faulty or (ii) the underlying manufactured home is or has been removed from the manufactured housing community and/or site which was taken into account in rendering the appraisal, the severity of any loss incurred as a result of the default on that contract could be substantially higher than would have been incurred had the contract's maximum loan amount been determined using the traditional invoice advance method. The originator believes that its underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and appraising chattel manufactured housing contracts secured by homes in specially approved markets, because it found that, in these markets, homes situated in desirable communities are commonly sold at higher prices than those obtained for the same homes situated in other locations. The originator believes the homes, given an increased value based on location, may be generally less likely to experience delinquencies and defaults than chattel contracts secured by manufactured homes situated in less desirable locations. The originator implemented its Comparable Appraisal Program in May 2002, after an eighteen month testing phase, so the program has a limited history, and there can be no assurance that the originator's reasons for implementing the Comparable Appraisal Program will be proven justified. Chattel contracts originated under the originator's Comparable Appraisal Program have thus far experienced fewer delinquencies and defaults than contracts originated using invoice advance valuation methods during the period since the originator's implementation of its Comparable Appraisal Program following its test timeframe. Each of the contracts included in the initial pool that was underwritten pursuant to the originator's Comparable Appraisal Program is secured by a manufactured home located in the state of California. The originator's Comparable Appraisal Program was not used to determine the maximum loan amount with respect to any contract included in the initial pool that is secured by a manufactured home located outside of California.

PREPAYMENTS MAY LIMIT THE CERTIFICATE RATES ON THE CLASS A-5, CLASS A-6, CLASS A-7, CLASS M-1, CLASS M-2 AND CLASS B-1 CERTIFICATES DUE TO THE CAP ON THOSE CERTIFICATE RATES BASED ON THE WEIGHTED AVERAGE NET ASSET RATE.

      The certificate rates for the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 certificates will not exceed the weighted average of the asset rates, net of the rate at which each of the servicing fee, the trustee fee and the backup servicing fee are calculated, also referred to as the "net asset rate." Disproportionate prepayments of assets with net asset rates higher than the certificate rates for any of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 or Class B-1 certificates will increase the possibility that the certificate rate for that class of certificates will be lowered to the weighted average of the net asset rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate. For more information, see "Yield and Prepayment Considerations" and "Description of the Certificates--Interest" in this prospectus supplement.

DUE TO DEPRECIATION, THE MARKET VALUE OF THE MANUFACTURED HOMES SECURING THE UNDERLYING ASSETS MAY DECLINE FASTER THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE OBLIGORS' LOANS, WHICH WOULD INCREASE THE SEVERITY OF THE LOSSES UPON DEFAULT AND REPOSSESSION; HIGH LOAN-TO-VALUE AND LOAN-TO-INVOICE RATIOS MAY INCREASE THE RISK OF LOSS.

      The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home and can become lower than the outstanding principal balance of the related asset. If the value of the manufactured homes securing the assets declines faster than expected, then losses on the assets will increase in the event that defaults, repossessions or foreclosures occur with respect to the assets. If the losses on the assets are not covered by the subordination of other classes of certificates, or by the overcollateralization, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted asset.

      In addition, approximately [_________]% of the contracts included in the initial pool had a loan-to-value ratio at origination in excess of 95%. If there is a reduction in value of the manufactured homes related to such contracts, the loan-to-value ratio will increase over what it was at the time of origination and may exceed 100%. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the outstanding principal balance of the contract in the event of a default or repossession. There can be no assurance that the loan-to-value ratio of any contract determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a manufactured home used in the calculation of the loan-to-value ratios of the contract in many cases will be based on a manufacturer's invoice price, which may differ from the appraised value of such manufactured home or the actual value of such manufactured home. See "The Asset Pool" in this prospectus supplement.

THE CERTIFICATES ARE NOT AN OBLIGATION OF THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE BACKUP SERVICER OR THE UNDERWRITER AND THEY ARE NOT INSURED.

      Except for the [seller's] [originator's] obligation to repurchase assets for a breach of representations and warranties, the certificates will not represent an interest in or obligation of the depositor, the seller, the originator, the servicer, the trustee, the backup servicer or the underwriter. The certificates are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the originator, the servicer, the trustee, the backup servicer or their respective affiliates or any other party.

THE TIMING OF DISTRIBUTIONS OF PRINCIPAL TO THE CLASS M AND CLASS B-1 CERTIFICATES IS UNCERTAIN.

      The Class M and Class B-1 certificates will not receive distributions of principal until specified distribution tests are satisfied, and those distributions of principal will stop if those tests are later violated. The distribution tests depend on the rate of prepayments on the assets and on the level of delinquencies, defaults and losses of those assets. We cannot predict when the distribution tests for distributions for the Class M and Class B-1 certificates will be satisfied, or when principal will be paid on the Class M or Class B-1 certificates. As a result, the weighted average lives of the Class M and Class B-1 certificates will be longer than would be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Class M certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Class M and Class B-1 certificates might not receive any principal if the delinquency levels or realized losses set forth under "Description of the Certificates--Payments on Assets; Distributions on Certificates" in this prospectus supplement are exceeded, it is possible for these notes to receive no principal payments on a particular payment date even if no losses have occurred on the assets.

      In addition, the multiple class structure of the Class M and Class B-1 certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the assets. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yields to maturity on such classes of certificates will be sensitive to the rates of prepayment on the assets experienced both before and after the commencement of principal payments on such classes. The yields to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the assets (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or the Class B-1 certificates or a class of Class M certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B-1 certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

THE ASSETS MAY BE PREPAID BEFORE THEIR SCHEDULED MATURITY WHICH MAY AFFECT YOUR YIELD.

      There is a risk that the assets may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

      -     homeowner mobility,

      -     general and regional economic conditions,

      -     prevailing interest rates, and

      -     natural disasters.

      Prepayment of principal on the assets may be in any of the following forms: prepayments in full of the asset, repurchases by the seller of any assets that breach any representations or warranties in the pooling and servicing agreement, partial prepayments on any asset, liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted asset and the inability of the seller to originate sufficient eligible subsequent assets.

      The prepayment experience on manufactured housing contracts and mortgage loans varies greatly and may affect the average life of the certificates. Because the obligors are free to make those payments faster than scheduled, certificateholders may receive payments of principal faster than expected. Therefore, the notes may be retired earlier or later than the final stated maturity date or expected maturity date of the certificates. Once a certificateholder receives a payment of principal, interest will no longer accrue on that amount of principal. There is no guaranty that certificateholders will receive principal payments on the notes at any specific rate or on specific dates.

      If you purchase a certificate at a discount, then slower than expected prepayments on the assets will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the assets will reduce the yield on your certificate. You must not assume that the assets will prepay at any particular rate, or at a constant rate.

      In addition, if an asset is prepaid in full, the interest on the asset will accrue only to the date of prepayment, which will reduce the amount of interest available for payment to the certificates. The servicer will not be obligated to pay those shortfalls in interest collections, or prepayment interest shortfalls, that are attributable to the difference between the interest paid by an obligor in connection with a prepayment in full and thirty days' interest on such asset. Such shortfalls of interest, if they result in the inability of the issuer to pay the full amount of the current interest on any class of certificates, will constitute an unpaid interest shortfall amount and will be payable from excess interest, to the extent available, on subsequent payment dates as described in "Description of the Certificates--Payments on the Assets; Distribution on Certificates" in this prospectus supplement.

[THE SELLER MAY NOT BE ABLE TO ACQUIRE AND DELIVER ALL OF THE SUBSEQUENT ASSETS WHICH MAY RESULT IN A PREPAYMENT ON YOUR CERTIFICATES.

      This prospectus supplement describes the pool of initial contracts and mortgage loans, which have a principal balance as of the related cut-off date of $[___________]. The seller will transfer additional assets to the trust on the closing date. If the total amount of additional assets delivered to the trust on the closing date is less than $[___________], the amount of that difference will be deposited in the pre-funding account and the seller will be obligated to deliver subsequent assets with a principal balance equal to that amount, and meeting the criteria specified in the pooling and servicing agreement, on or before [____]. We cannot assure you that the seller will be able to originate enough subsequent assets. Any funds remaining in the pre-funding account on [_____] will be distributed as an additional payment of principal on the Class A-1 and Class A-7 certificates, based on the percentages for principal distribution in this prospectus supplement, on the [_____] distribution date.
If the amount remaining in the pre-funding account distributable to the Class A-1 Certificates is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.]

DEFECTS IN SECURITY INTERESTS IN UNDERLYING PROPERTIES COULD RESULT IN LOSSES.

      -     THE SECURITY INTEREST IN A MANUFACTURED HOME MAY NOT BE PERFECTED.

      Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) motor vehicle titling statutes as adopted in the relevant states, (ii) the UCC as adopted in the relevant state and (iii) if applicable, the real estate laws in states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract, which could result in a loss on your investment. See " Certain Legal Aspects of Contracts and Mortgage Loans" in the accompanying prospectus.

      - THE ASSIGNMENT OF THE SECURITY INTEREST IN A MANUFACTURED HOME TO THE TRUSTEE MAY NOT BE PERFECTED.

      Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the originator's creditors or a trustee in the event the originator enters bankruptcy, or the security interest may not be perfected. Also, neither the originator nor the seller will record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the originator's creditors or bankruptcy trustee. If an affiliate of the originator is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

NONCOMPLIANCE WITH CONSUMER PROTECTION LAWS CAN RENDER AN ASSET PARTLY UNENFORCEABLE.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of manufactured housing contract and mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the contracts.

      Numerous federal and state consumer protection laws impose requirements on lenders under mortgage loans originated with terms similar to those of the mortgage loans in the trust and installment sales contracts and installment loan agreements such as the contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts paid under the assets and may not be able to recover amounts due and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the assets. The originator has been involved in litigation brought by individual obligors under consumer protection laws. The originator will represent and warrant that each asset complies with applicable federal and state consumer protection laws, and the originator is obligated to repurchase the asset if there is a breach of this representation and warranty. Nevertheless, if the originator fails to comply with these laws, it could cause an increase in defaults and losses on the assets, and you could suffer a loss on your investment as a result.

BANKRUPTCY PROCEEDINGS COULD CAUSE DELAYS OR REDUCTIONS IN DISTRIBUTIONS TO HOLDERS OF CERTIFICATES.

      We intend that each transfer of assets by the seller to the depositor constitutes a sale, rather than a pledge of the assets to secure indebtedness. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the assets was a pledge rather than a sale. If this argument were presented to or accepted by a court, it could result in a delay in or reduction of distributions to the holders of the certificates.

LIQUIDITY OF THE ORIGINATOR

      The originator requires substantial capital to fund its operations. The originator funds substantially all of its operations from borrowings under lending arrangements with third parties, including an affiliate of the underwriter. We cannot assure you that the originator will be able to access the financing necessary for its operations.

      The originator's inability to arrange for new or alternative methods of financing on favorable terms may adversely affect its financial condition and, in turn, the originator's ability to repurchase or replace any defective asset. In addition, an adverse change in the financial condition of the originator may adversely affect the servicer's ability to service the assets.

TRANSFERS OF SERVICING MAY RESULT IN DELAYS IN DISTRIBUTIONS ON THE
CERTIFICATES.

      If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the assets are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates.

CONTRACTS TO FACILITATE THE SALE OF REPOSSESSED MANUFACTURED HOMES WERE UNDERWRITTEN PURSUANT TO LESS RESTRICTIVE STANDARDS AND HAVE RELATIVELY HIGH LOAN-TO-VALUE RATIOS AND MAY BE SUBJECT TO A HIGHER RISK OF DEFAULT AND MAY INCUR MORE SEVERE LOSSES THAN OTHER CONTRACTS.

      From time to time the originator originates or acquires contracts to facilitate the sale of repossessed manufactured homes. These contracts typically are underwritten pursuant to less restrictive standards and have higher loan-to-value ratios than other contracts originated or acquired by the seller. Approximately [________]% of the assets included in the initial pool are contracts that were made to facilitate the sale of repossessed manufactured homes. These contracts may be subject to a higher risk of default than other contracts, and losses incurred on these contracts will likely be more severe than losses incurred on contracts with lower loan-to-value ratios.

THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY.

      There is a risk that a secondary market will not develop for the certificates. There are also risks that if a secondary market does develop:

      -     it may not provide you with liquidity of investment; or

      -     it may not continue for the term of any class of certificates.

LACK OF SMMEA ELIGIBILITY MAY AFFECT LIQUIDITY OF CERTIFICATES

      The Class M-2 and Class B-1 certificates, and until the end of the pre-funding period, the Class A and Class M-1 certificates, will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA". Accordingly, many institutions with legal authority to invest only in SMMEA securities will not be able to invest in the those certificates, thereby limiting the market for those classes of certificates. In light of the foregoing, investors should consult their own legal counsel as to whether they have the legal authority to invest in non-SMMEA securities such as those classes of certificates.

THIS PROSPECTUS SUPPLEMENT DESCRIBES ONLY A PORTION OF THE ASSETS, AND ADDITIONAL ASSETS ADDED TO THE TRUST ON OR AFTER CLOSING COULD HAVE DIFFERENT CHARACTERISTICS.

      The additional assets and subsequent assets that will be delivered on or after the closing date will have characteristics that differ somewhat from the initial assets described in this prospectus supplement. However, each of the additional assets and subsequent assets must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Contracts and Mortgage Loans" [and "--Conveyance of Subsequent Assets and Pre-Funding Account"] in this prospectus supplement.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION.

      The manufactured homes or mortgaged properties relating to the initial assets are located in [_] states. The following states have the concentrations of manufactured homes or mortgaged properties indicated (by aggregate principal balance):

    States                                               Assets
    ------                                               ------
[________]                                               [___]%
[________]                                               [___]%
[________]                                               [___]%
[________]                                               [___]%
[________]                                               [___]%
[________]                                               [___]%

      No other states have concentrations in excess of [_]%. If a particular region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the assets may experience higher rates of delinquencies, defaults and foreclosures than if the manufactured homes or mortgaged properties were more geographically diverse. As a result, you may experience a loss on the certificates.

APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT MAY AFFECT THE CREDIT ENHANCEMENT AVAILABLE TO YOUR CERTIFICATES.

      The Servicemembers Civil Relief Act of 1940, or "Relief Act," provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contracts or mortgage loans. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract or mortgage loan in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the assets due to the application of the Relief Act will reduce the amount available to make payments to the certificateholders and thus, reduce the amount of excess interest available to absorb realized losses and to build or maintain the overcollateralization amount to the required level.

      The Relief Act also limits the ability of the servicer to foreclose on an asset during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the assets. Those delays and increased losses, to the extent the overcollateralization amount is reduced to zero, will be borne by the outstanding class of certificates with the lowest level of payment priority.

      It is unknown how many assets have been or may be affected by the application of the Relief Act.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY CERTIFICATES.

      Limit on ability to transfer or pledge. Since transactions in book-entry certificates can be effected only through the Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those certificates, may be limited due to lack of a physical certificate representing your certificate.

      Delays in distributions. You may experience some delay in the receipt of distributions on the book-entry certificates because the distributions will be forwarded by the trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

      The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             SUMMARY OF TRANSACTION

      On the closing date, (i) the seller will transfer the assets to the depositor pursuant to the asset purchase agreement, (ii) the depositor will assign the assets to the trust issuer pursuant to the pooling and servicing agreement in exchange for the certificates, (iii) the trust will cause the certificates to be issued pursuant to the pooling and servicing agreement, and
(iv) the trustee will deliver the certificates upon the order of the trust to the underwriter (as designee of the depositor) in connection with the sale by the depositor of the certificates to the underwriters. The proceeds of such sale (net of transaction expenses) will represent the purchase price to be paid by the depositor to the seller for the assets.

                   THE SELLER, THE ORIGINATOR AND THE SERVICER

BACKGROUND

      The assets will be sold by Origen Servicing, Inc., called the seller. The seller is a Delaware limited liability company with its principal place of business located at The American Center, 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034, and the telephone number is (248) 746-7000. The seller is a wholly-owned subsidiary of Origen Financial L.L.C., which is referred to as Origen Financial.

      The contracts were originated or acquired initially by Origen Financial L.L.C., called the originator, and will be serviced by its wholly owned subsidiary, Origen Servicing, Inc., a Delaware corporation, called the servicer. The originator, the servicer, and Origen Financial, Inc., the parent company of the originator, are together called "Origen." Origen specializes in manufactured home loan lending and servicing. Origen Financial, Inc. intends to make an election to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2003. Origen's headquarters are located at 27777 Franklin Road, Suite 1700, Southfield, Michigan, 48034, and the telephone number is (248) 746-7000. Origen's chattel lending operations and other corporate functions are conducted from its headquarters location. Origen has a national servicing center, a regional sales and remarketing operation and a mortgage operation in Fort Worth, Texas, a regional sales and remarketing office in Duluth (Greater Atlanta), Georgia, and an information systems operation center in Glen Allen (Richmond area), Virginia.

      Origen Financial, Inc. owns 100% of the originator. Origen Financial, Inc. is a publicly held company.

      Origen, since October 2003, and prior to that time Origen Financial L.L.C., Bingham Financial Services Corporation and Dynex Financial, Inc. has conducted its manufactured home finance activities since 1996, when Dynex Financial, Inc. began operations.

                              UNDERWRITING POLICIES

ORIGINATION CHANNELS

      Approximately [___]% of the assets, by cut-off date principal balance, were originated by Origen Financial. The other [_______]% were originated by [__________].

      Origen Financial currently provides new, refinanced and pre-owned manufactured housing financing through a network of retailers of manufactured homes, loan brokers and correspondent lenders (together referred to as "loan sources") specializing in the manufactured housing industry. Each application submitted to Origen Financial by a loan source must meet the standards for loan terms, advance amounts, down payment requirements, residency type, and other pertinent parameters that Origen Financial has established under its home loan financing programs.

      Origen Financial performs initial and periodic reviews of its loan sources, underwriting their credit profiles, industry experience, sales and financing plans. Origen Financial regularly monitors retailer performance and ranks loan sources according to their default, delinquency, credit quality, approval and funding ratios, and the volume of loans they submit to Origen Financial, and, if necessary, Origen Financial terminates relationships with non-performing loan sources.

UNDERWRITING

      Origen Financial underwrites retail installment loans secured only by manufactured homes and not by any real estate (referred to herein as "home only loans" or "chattel contracts"), or consumer loans, using its internally-developed proprietary credit scoring system, TNG(TM). Prior to the implementation of TNG(TM), Origen Financial utilized its first generation scoring system known as Portal. TNG(TM) was designed to predict defaults using empirical modeling techniques. TNG(TM) takes into account information about each applicant's credit history, debt and income, demographics, and the terms of the loan. The TNG(TM) model is fully integrated into Origen Financial's origination system and is based on its historical lending experience. Origen Financial has used TNG(TM) to back-test all of its home only loans originated since 1996 by its predecessor. Following internal testing and validation, Experian Information Solutions, Inc., a leading consumer credit reporting and risk modeling company, independently validated the TNG(TM) model.

      All home-only applications are scored by TNG(TM) and then reviewed by a loan underwriter. TNG(TM) provides the underwriter a recommendation of "pass," "fail" or "review." The recommendations are based upon the underlying TNG(TM) score as well as other control factors that may arise from the application. TNG(TM) alerts loan underwriters to particular attention areas and provides review recommendations. It also provides a reason for declination on fail recommendations. TNG(TM) is used to rescore the application throughout the origination and underwriting process as the initial application information is verified and/or terms and conditions of the loan change.

      Origen Financial also underwrites mortgage loans, often called "land and home contracts," collateralized by both the manufactured homes and the underlying real estate. Currently Origen Financial's real estate underwriting software does not facilitate the use of TNG(TM) scoring. Origen Financial implemented TNG(TM) scoring for its real estate underwriting software in the third quarter of 2004. As a result, Origen Financial currently uses its Internal Credit Rating Grid to underwrite land-and-home contracts. The grid is a traditional underwriting method that primarily takes into account the applicant's credit history, debt capacity and underlying collateral value.

      In addition to using the proprietary TNG(TM) scoring model for chattel contracts, Origen Financial underwrites contracts based upon its review of credit applications to ensure contracts will comply with internal company guidelines, which are readily available on Origen Financial's intranet site. Origen Financial's approach to underwriting focuses primarily on the obligor's creditworthiness and his or her ability and willingness to repay the debt, as determined through TNG(TM). Each contract originated by Origen Financial is individually underwritten and approved or rejected based on the TNG(TM) result and an underwriter evaluation of the terms of the purchase agreement, a detailed credit application completed by the prospective obligor and the obligor's credit report, which includes the applicant's credit history as well as litigation, judgment and bankruptcy information. Once all the applicable employment, credit and property-related information is received, the application is evaluated to determine whether the applicant has sufficient monthly income to meet the anticipated loan payment and other obligations.

      Origen Financial generally will consider loans to obligors that have, as a minimum, a payment history that extends over a 12 month period and includes at least one major credit account, which is defined as an account of $3,000 or more, or three minor credit accounts, which are defined as accounts less than $3,000, but equal to or greater than $1,000 each.

      Applicants who have declared bankruptcy within the past ten years are evaluated with particular attention. Generally, such applicants must have re-established at least two years of stable credit use and otherwise have demonstrated an ability to manage their financial affairs. As a guideline, the monthly debt service of obligors is permitted to be no greater than 45% of their stable monthly gross income. A slightly higher ratio may be permitted in cases where the applicant is sufficiently strong in other factors measured, and a lower ratio may be required for obligors with weaker credit profiles.

      Employment must be verified, at a minimum, for the most recent two years. If the obligor has an employment history of less than two years, the down payment and credit history may be considered as compensating factors for lack of long-term employment history. A fully completed verification of employment must be signed and dated by the obligor's employer. An obligor may substitute the following in place of the verification of employment: the most recent pay stub showing year-to-date earnings and one of the following: (i) prior two years W-2 forms; or (ii) telephone verification of employment. A certified statement from the employer's certified public accountant or six months of bank statements showing earnings deposits may be substituted for a current pay stub. Verification requirements for self-employed obligors will vary depending on the business classification, but all require personal tax returns for the two most recent years. Origen Financial uses IRS Form 4506 to verify the validity of all tax returns submitted to it by all self-employed obligors.

      Origen Financial generally requires a minimum down payment of 5% on the purchase of manufactured homes. A down payment greater than 10% may be considered as a compensating factor for an exception to another guideline. Origen Financial will obtain verification of down payment (VOD) on all originations and acquisitions. Verification of down payment will be verified via any combination of certified funds, bank statements, bank deposit/receipts, gift letters and/or other documentation necessary to satisfy Origen Financial. Generally, the maximum amount financed with respect to a new manufactured home will equal the sum of:

      - 125% of the manufacturer's invoice, excluding intangibles or immaterial items such as freight, association dues, furniture, decor packages and other miscellaneous items;

      - 100% of taxes, freight, fees, insurance and other miscellaneous items;

      - 100% of the retailer's cost for approved retailer installed options, up to 25% of the manufacturer's invoice; and

      -     set-up expenses of $2,000 per section, up to a maximum of $6,000.

      The maximum amount financed with respect to a pre-owned manufactured home may not exceed 145% of the base as reflected in the Manufactured Housing Appraisal Guide published by the National Automobile Dealers Association, or "NADA." This guide provides used values on manufactured and modular homes made by over 725 manufacturers with over 6,100 trade names. Generally, the maximum amount financed with respect to a pre-owned manufactured home will equal the sum of:

      -     95% of base NADA or appraised value;

      -     100% of taxes, freight, fees and insurance;

      - 100% of approved retailer installed options, up to 15% of the base NADA or third party valuation; and

      - set-up expenses of $2,000 per section of manufactured home, up to a maximum of $6,000.

      In specially approved markets a comparable appraisal is used to determine values of manufactured homes securing chattel contracts through Origen Financial's "Comparable Appraisal Program." Origen Financial determined that, in these markets, the standard formulas based on manufacturer's invoice prices do not adequately account of the local real estate market's effect on manufactured home values placed in desirable communities. Homes in these communities are commonly sold at higher prices are typical for the same homes situated in other locations. Origen Financial implemented its Comparable Appraisal Program in May 2002, after an eighteen month test period. The communities and the appraisers used for the Comparable Appraisal Program are approved for the program based on specific guidelines. Communities must have on-site management, specific and desirable amenities, 5% or less vacancy rates, a satisfactory community market analysis and a satisfactory community ownership review. Loan amounts in the Comparable Appraisal Program will generally not exceed 95% of the comparable appraisal value. Origen Financial's Collateral Review Specialists (CRS) are trained manufactured housing appraisal experts and must review and approve all appraisals used for the Comparable Appraisal Program. In addition, the CRS will personally inspect homes and communities as needed. The chattel contracts originated under the Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer's invoice prices as compared to chattel contracts underwritten using traditional invoice advance valuation methods. Origen Financial believes that the underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and determining collateral values for the chattel contracts.

      The maximum amount financed on a land-and-home contract is 100% of the combined appraised values of the land and of the home.

      Origen Financial requires a pre-funding telephone interview directly with the prospective obligor on 95% of contracts it originates. This phone interview is conducted using a telephone audit function in the origination system that gives the interviewer a dynamic series of questions which are based on the answers to the previous questions. The relevant information for each question is displayed to the interviewer in order to allow the interviewer to be as effective as possible. The obligor's answers are noted in the origination system and determine the next questions. The interview is designed to identify the following potential problems:

      -     obligor will not be the occupant of the home;

      - a down payment or type of down payment (trade-in or cash) was not actually made by the obligor or indicated by the contract;

      - the home is not set up and ready to live in or the financed options have not been installed; and

      -     the obligor is unhappy with the transaction or the retailer.

      If the telephone interview fails Origen Financial's criteria, the system will prevent the loan from funding unless extenuating information is documented and an override performed.

      Origen Financial changes its underwriting guidelines from time to time based on its business judgment and in response to market and competitive conditions. Exceptions to the underwriting guidelines are made from time to time based on various compensating factors.

      Origen Financial performs a quality control review of a random sample of approximately 10% to 20% of the contracts funded each month. The review involves:

      - the verification of the existence and accuracy of the underwriting documentation, including verification of down payment, verification of income and employment, and a random review of appraisals and inspections;

      -     recalculation of the obligor's income and debt-to-income ratios;

      - a re-underwrite review of the credit report and other loan factors to determine whether the obligor's credit pattern complies with Origen Financial's guidelines; and

      -     a review of the appraisal for completeness and validity.

      The quality control program is administered by Origen Financial's Senior Credit Officer, who reports to the Executive Vice President of Portfolio Management. This division has direct reporting responsibility to the Chief Executive Officer and is separate from both the sales and operations activities. Quality control review results are forwarded to the operations executives and other senior managers. The audit team meets monthly with the credit underwriters to review the audit results and provide direct feedback.

    [INSERT UNDERWRITING POLICIES OF OTHER SIGNIFICANT ORIGINATORS, IF ANY.]

                                  THE SERVICER

      Origen Servicing, Inc. or "Origen Servicing" was incorporated on July 28, 2003 in the state of Delaware as a wholly-owned subsidiary of Origen, Financial LLC. Origen Servicing's primary business is servicing and collection activities on pools of manufactured housing contracts [and mortgage loans]. Origen Servicing will perform the servicing of the assets pursuant to the pooling and servicing agreement substantially as described under "Servicing of Contracts and Mortgage Loans" in the prospectus.

      Origen services approximately [________] unsecuritized and securitized loans with an unpaid principal balance of approximately $[_______] billion. Servicing activities include processing payments received, recording and tracking all relevant information regarding the loan and the underlying collateral, collecting delinquent accounts, remitting funds to investors, repossessing houses upon loan default and reselling repossessed homes. The servicer's loan servicing activities are centralized at its national loan servicing center in Ft. Worth, Texas.

DEFAULT, DELINQUENCY AND LOSS EXPERIENCE

      The following tables set forth certain information concerning the default, delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages originated and serviced by Origen as of the dates shown. Because defaults, delinquencies and loan losses are affected by a variety of changing underwriting, economic, geographic, loan aging, and other factors there can be no assurance that the default, delinquency and loan loss experience of the contracts will be comparable to that set forth below.

      The table below shows the cumulative defaults, which the originator defines as of the respective dates of repossession of the related manufactured homes, experienced with respect to all contracts originated by Origen, Origen Financial L.L.C. and Dynex Financial, Inc. in each of the years indicated in the columns. The results are calculated as a percentage derived by adding the unpaid principal balance of all defaulted loans originated in that year and dividing that sum by the aggregate original principal balance of all contracts originated in that year, as of the end of each quarterly measurement period.

              ORIGEN STATIC POOL CUMULATIVE DEFAULT - BY YEAR OF ORIGINATION

AGE BY
QUARTER           1997          1998          1999       2000        2001       2002       2003
-------           ----          ----          ----       ----        ----       ----       ----
  1               0.00%         0.00%         0.01%      0.02%      0.00%       0.00%      0.00%
  2               0.04%         0.02%         0.03%      0.14%      0.11%       0.04%      0.01%
  3               0.18%         0.18%         0.19%      0.56%      0.56%       0.17%      0.11%
  4               0.45%         0.50%         0.64%      0.88%      1.84%       0.23%      0.38%
  5               0.86%         0.95%         1.18%      1.88%      3.02%       0.38%
  6               1.51%         1.40%         1.96%      3.23%      4.34%       0.69%
  7               2.41%         2.23%         2.79%      5.48%      5.61%       1.19%
  8               3.41%         3.08%         3.91%      7.21%      7.39%       1.82%
  9               4.27%         3.86%         5.24%      9.17%      9.03%
 10               5.21%         4.50%         6.06%     11.07%     10.36%
 11               6.09%         5.23%         7.08%     12.90%     12.47%
 12               7.06%         5.99%         8.09%     15.40%     14.04%
 13               7.93%         6.88%         9.16%     16.85%
 14               8.69%         7.60%        10.14%     18.20%
 15               9.74%         8.50%        11.00%     19.59%
 16              10.20%         9.27%        12.10%     21.33%
 17              11.12%        10.01%        12.84%
 18              12.00%        10.70%        13.61%
 19              13.02%        11.56%        14.63%
 20              13.72%        12.21%        15.42%
 21              14.54%        12.87%
 22              15.05%        13.36%
 23              15.64%        14.04%
 24              16.07%        14.63%
 25              16.52%
 26              16.85%
 27              17.46%
 28              18.07%

      For example, quarter 4 in column 1 represents the sum of the unpaid principal balance of defaulted loans for the first four quarters for each calendar year divided by the total original principal balance of all the loans originated in that year. For 1997 quarter 4 would be the first through fourth quarter of 1997, for 1998, quarter 4 would be the first through fourth quarters of 1998 and so on.

                                                                           DELINQUENCY EXPERIENCE
                                                                                DECEMBER 31,
                                            ------------------------------------------------------------------------------------
                                                 1999             2000            2001             2002            2003
                                                 ----             ----            ----             ----            ----
PRINCIPAL BALANCE OF ASSETS
  Total Outstanding(1)                      $1,114,614,262   $1,173,906,367   $1,235,538,286   $1,276,286,752   $1,294,514,018
     Origen Originations(5)                 $1,066,439,111   $1,052,651,068   $1,130,952,847   $1,186,456,903   $1,216,262,684
     Acquisitions(5)                        $   48,175,151   $  121,255,299   $  104,585,439   $   89,829,849   $   78,251,334

PRINCIPAL BALANCE OF DELINQUENT
ASSETS(2)
  Total 30-59 days past due                 $   15,725,228   $   19,524,366   $   19,720,727   $   24,457,120   $   34,298,462
     Origen Originations(5)                 $   13,838,741   $   15,486,369   $   16,481,814   $   21,215,910   $   30,464,027
     Acquisitions(5)                        $    1,886,487   $    4,037,996   $    3,238,913   $    3,241,210   $    3,834,435

  Total 60-89 days past due                 $    4,675,484   $    7,501,422   $    9,003,867   $   11,497,386   $   12,017,681
     Origen  Originations(5)                $    4,129,221   $    5,977,533   $    7,956,056   $   10,167,935   $   10,242,595
     Acquisitions(5)                        $      546,263   $    1,523,889   $    1,047,812   $    1,329,451   $    1,775,086

  Total 90 days or more past due(1)         $   11,096,613   $   27,785,135   $   35,828,738   $   38,910,302   $   49,789,255
     Origen Originations(5)                 $    9,892,088   $   22,527,294   $   29,916,417   $   34,445,964   $   43,377,008
     Acquisitions(5)                        $    1,204,525   $    5,257,840   $    5,912,322   $    4,464,338        6,412,247

TOTAL DELINQUENCY(1)
  Total Delinquency                         $   31,497,325   $   54,810,922   $   64,553,332   $   74,864,807   $   96,105,398
     Origen Originations(5)                 $   27,860,050   $   43,991,197   $   54,354,286   $   65,829,809       84,083,630
     Acquisitions(5)                        $    3,637,275   $   10,819,726   $   10,199,046   $    9,034,998   $   12,021,768

  Total Delinquency Percentage(3)                     2.83%            4.67%            5.22%            5.87%            7.42%
     Origen Originations(5)                           2.61%            4.18%            4.81%            5.55%            6.91%
     Acquisitions(5)                                  7.55%            8.92%            9.75%           10.06%           15.38%

  Total Delinquency Percentage(4)                     2.25%            3.74%            3.46%            4.13%            5.59%
     Origen Originations(5)                           2.04%            3.31%            3.20%            3.89%            5.19%
     Acquisitions(5)                                  6.92%            7.50%            6.41%            7.32%           11.99%

----------------------------
(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3) As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4) Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5) "Origen Originations" include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. "Acquisitions" include only contracts purchased in bulk acquisition transactions.

                                                          LOAN LOSS EXPERIENCE
                                                              DECEMBER 31,
                              -----------------------------------------------------------------------------
                                  1999          2000             2001            2002              2003
                                  ----          ----             ----            ----              ----
PRINCIPAL BALANCE OF
ASSETS
  Total Outstanding(1)    $1,114,614,262   $1,173,906,367   $1,235,538,286   $1,276,286,752   $1,294,514,018
    Origen Originations   $1,066,439,111   $1,052,651,068   $1,130,952,847   $1,186,456,903   $1,216,262,684
    Acquisitions          $   48,175,151   $  121,255,299   $  104,585,439   $   89,829,849   $   78,251,334

  Gross losses(2)         $   13,047,364   $   31,478,611   $   43,074,628   $   51,264,609   $   47,900,139
    Origen Originations   $   10,786,216   $   24,014,573   $   34,754,128   $   42,619,509   $   41,979,419
    Acquisitions          $    2,261,148   $    7,464,038   $    8,320,500   $    8,645,100   $    5,920,721

  Net losses(3)           $   11,580,271   $   27,992,727   $   39,209,826   $   46,297,922   $   43,082,160
    Origen Originations   $    9,652,538   $   21,427,889   $   31,711,968   $   38,529,894   $   37,749,126
    Acquisitions          $    1,927,734   $    6,564,838   $    7,497,858   $    7,768,028   $    5,333,034

  Gross losses(2)                   1.17%            2.68%            3.49%            4.02%            3.70%
    Origen
    Originations(4)                 1.01%            2.28%            3.07%            3.59%            3.45%
    Acquisitions(4)                 4.69%            6.16%            7.96%            9.62%            7.57%

  Net losses(3)                     1.04%            2.38%            3.17%            3.63%            3.33%
    Origen
    Originations(4)                 0.91%            2.04%            2.80%            3.25%            3.10%
    Acquisitions(4)                 4.00%            5.41%            7.17%            8.65%            6.82%

-------------------

(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(3) The calculation of net losses includes the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(4) "Origen Originations" include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. "Acquisitions" include only contracts purchased in bulk acquisition transactions.

ORIGEN SERVICING, INC.'S COLLECTION PROCEDURES

      The servicer will make reasonable efforts to collect all payments required to be made under the assets and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable assets held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on an asset and, to the extent provided in the servicing agreement, arrange with an obligor a schedule for the elimination of delinquencies by extending the dates on which the scheduled payments are due on the asset.

      Origen Servicing, Inc. relies on technology to service contracts effectively, including a comprehensive default management system with workflow technology, a predictive call management system and an automatic call distribution system with extensive reporting capabilities. In the third quarter of 2003, Origen Servicing, Inc. introduced an interactive voice response unit that will allow customers 24-hour account access, including automated check-by-phone processing.

      Origen Servicing, Inc. performs the following key servicing-related activities:

LOAN SERVICES.

      - Loan Administration. Although electronically interfaced with Origen Financial's loan origination system, Origen Servicing, Inc. manages the loading of each loan into its servicing system to ensure the quality of information.

      - Customer Service. Origen Servicing, Inc. performs all customary customer service functions, including answering general questions from obligors, processing pay-off requests and updating customer information.

      - Payment Processing. Origen Servicing, Inc. posts and tracks all incoming payments utilizing a bank lock-box arrangement for daily electronic data transfer. Origen Servicing, Inc. also manually processes those payment that it receives directly.

      - Claims. Origen Servicing, Inc. manages all insurance-related claims through a vendor. Where necessary, Origen Servicing, Inc. will force place hazard insurance, and a monthly charge is then added to the obligor's monthly payment to cover the premium.

      - Titling. Origen Servicing, Inc. ensures that all title documents for manufactured homes securing contracts are properly recorded and documents.

      - Imaging. Origen Servicing, Inc. scans all critical documentation and makes data available electronically to all employees with appropriate security access typically within 24 to 72 hours of its receipt of the documentation. Origen Servicing, Inc. has imaged all documentation for all loans Origen Financial has originated since inception.

DEFAULT AND DELINQUENCY SERVICES.

      - Dialer Operations. Origen Servicing, Inc. uses predictive dialing campaigns to collect on loans particularly in the early stages of delinquency. Origen Servicing, Inc. begins predictive dialing activity between three days and three weeks after a missed payment.

      - Collections. In addition to direct telephone contact, Origen Servicing, Inc. attempts to collect amounts owing on delinquent and defaulted loans by sending reminder notices, collection letters and letters of default. Origen Servicing, Inc. also uses field collectors, both contract and full-time employees, to visit the homes and make face-to-face contact with delinquent obligors. The methods used to attempt to collect each delinquent or defaulted loan depend on the risk profile of the obligor, the value of the home, the amount owed and other relevant factors. The obligor is mailed a collection letter on the fifteenth day of delinquency, and subsequent letters are mailed at various stages of delinquency. The automated collection system is used to track collection efforts and results. The system places all delinquent loans in the appropriate collector's queue and prioritizes the loans for contact by the collector. All contact with the obligor is documented on the collection system to build a collection history on the loan. The automated collection system provides collection managers with the ability to track the productivity of individual collectors and manage the overall performance of the staff.

                      SCHEDULE OF COLLECTION CORRESPONDENCE

LETTER #                WHEN SENT                                             DESCRIPTION
--------                ---------                                             -----------
   1         15 days after due date                      Late notice/reminder
   2         After broken promise                        Broken promise - unable to reach by phone
   3         After partial delinquent amount received    Partial payment - demand for full delinquent amount
   4         After partial delinquent amount received    Partial payment - payment arrangement/promise broken
   5         After 2nd NSF check is posted               NSF payments - future payments made by certified funds
   6         30 - 90 days after due date                 Notice of Default - need full amount to avoid legal action

      - Bankruptcy. Origen Servicing, Inc. manages the collections and servicing of loans made to obligors who subsequently file for personal bankruptcy, as permitted under applicable bankruptcy law.

      - Repossession and Foreclosures. Once an account is deemed uncollectible, the related property is voluntarily surrendered, abandoned, repossessed or obtained through legal proceedings.

      - Loss Mitigation. Origen Servicing, Inc. prepares an analysis of hardship conditions and alternatives to repossession or foreclosure that produce bona fide savings to Origen Financial L.L.C. and investors in loans serviced by Origen Servicing, Inc. Origen Servicing, Inc. utilizes a comprehensive set of procedures detailing all steps in the loss mitigation process including decision tree analysis and reporting of the amount mitigated.

ASSET MANAGEMENT.

      Origen Servicing, Inc. disposes of all repossessed manufactured homes through the most advantageous and effective marketing channels available.

      - Remarketing. Origen Servicing, Inc. comprehensively evaluates each defaulted loan and sells all non-earning collateral through wholesale, retail, auction, direct lending, or other channels to maximize investor return and minimize cycle time and expenses. Origen Servicing, Inc. utilizes an automated system to perform repossession resale analysis, track related expense, obtain required management approval and report repossession and re-marketing activity. Depending on the age and condition of a repossessed manufactured home, Origen Servicing, Inc. may invest additional funds in order to refurbish the home prior to sale.

Field Services. A core group of seasoned field specialists knowledgeable in manufactured home valuations and changing local market conditions assists in the re-marketing process. Selected vendors assist in obligor interviews, securing repossessed homes, and in certain loss mitigation efforts.

                                 THE ASSET POOL

      This prospectus supplement contains information regarding a portion of the contracts and mortgage loans to be included in the pool as of the closing date. These initial assets consist of manufactured housing installment sale contracts and installment loan agreements and residential mortgage loans originated through [____________]. The seller will transfer additional manufactured housing contracts, installment agreements and mortgage loans, collectively, the "additional assets," to the trust on the closing date and, if necessary, the seller will transfer other subsequent manufactured housing contracts, installment agreements and mortgage loans, collectively, the "subsequent assets," to the trust from time to time after the closing date until [ ]. Although these additional assets and subsequent assets will have characteristics that differ somewhat from the initial assets we describe in this prospectus supplement, the seller does not expect that their characteristics will vary materially from those of the initial assets. The subsequent assets, if any, will represent no more than 25% of the original principal balances of the certificates. In addition, all additional assets and subsequent assets must conform to the representations and warranties in the pooling and servicing agreement. [See "Description of the Certificates--Conveyance of Subsequent Assets and Pre-Funding Account."] All of the assets will have been originated or acquired by the originator and purchased by the seller, or will have been acquired by the seller directly, in either case in the ordinary course of business.

      With respect to any asset transferred to the trust, the trust is entitled to all payments due or made on that asset after the related cut-off date. The cut-off date for the initial assets is [_________] and the cut-off date for the additional assets is [_____________]. The cut-off date for any subsequent asset delivered to the trust after the closing date will be the last day of the month in which the asset is transferred to the trust or the last day of the preceding month as specified in the related subsequent transfer agreement.

      Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this prospectus supplement as "manufactured housing contracts" or "contracts." Residential mortgage loans are referred to in the prospectus supplement as "mortgage loans." The mortgage loans and the contracts are referred to in this prospectus supplement as the "assets."

      Each contract will be secured by a manufactured home or, in the case of a "land-and-home contract", will be secured by a lien on real estate to which the manufactured home is deemed permanently affixed. As of the cut-off date, a total of $[______], or [_____]% by aggregate principal amount of the fixed rate assets, were land-and-home contracts.

      The initial assets were originated between [______] and [______]. Approximately [______]% of the aggregate principal amount of the initial assets is attributable to loans to purchase manufactured homes which were new and approximately [_____]% is attributable to loans to purchase manufactured homes which were used at the
time the related initial asset was originated. [      ] or approximately
[       ]% of the aggregate principal amount of the initial  assets are
conventional and [     ] or approximately [      ]% of the aggregate
principal amount of the assets are FHA-insured or VA-guaranteed. The interest rates on the initial assets (referred to in this prospectus supplement as "asset rates") ranged from [____]% to [____]% with a weighted average of approximately [______]%. The initial assets have remaining maturities, as of the cut-off date, of at least [____] months but not more than [___] months and original maturities of at least [_] months but not more than [____] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [_____] months. The average outstanding principal balance of the initial assets as of the cut-off date was $[_________] and the outstanding principal balances of the initial assets as of the cut-off date ranged from $[_____] to $[________]. The obligors on the initial assets are located in [_] states. The obligors on approximately [______]% of the initial assets by remaining principal balance are located in [_____], [_____]% in [____], [_____]% in [___], [___]% in [______],
[______]% in [_____] and [______]% in [_____]. No other state represents more than 5% of the initial assets.

      Approximately [___]% of the initial assets are simple interest assets. The remaining assets are all actuarial assets.

      The scheduled payments for each simple interest asset would, if made exactly on their respective due dates, result in a nearly full amortization of the asset. However, pursuant to a simple interest asset, interest is computed and charged to the Obligor on the outstanding principal balance of the related asset based on the number of days elapsed between the date through which interest was last paid on the asset through receipt of the Obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the asset, the amount of interest actually paid by the Obligor will be less than a full month's interest on the principal balance of the asset. Conversely, if more than a full month has elapsed between payments on an asset, the amount of interest actually paid by the Obligor will be greater than a full month's interest on the principal balance of the asset. No scheduled payment on a simple interest asset will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest asset will result in the asset amortizing more slowly than originally scheduled, creating a balance due at maturity.

      Under certain circumstances, the amount of accrued interest on a simple interest asset exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest assts during the months in which the paid-ahead scheduled payments would have become due. In such event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the asset and will not bear interest.

      Approximately [_______]% of the assets included in the initial pool have bi-weekly scheduled payments of principal and interest. The remainder of the assets have monthly scheduled payments of principal and interest. Under a bi-weekly contract the obligor authorizes the servicer to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates the account or the authorization of the servicer to debit that account, then that bi-weekly asset is converted to an asset with scheduled monthly payments.

      The "loan-to-value ratio" for retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, is determined utilizing the following formula:

      L = P/(D+P).

      The following definitions refer to the variables in the above description of the loan-to-value calculations:

      L = loan-to-value ratio

      P = principal balance of the contract (amount financed)

      D = down payment (down payment is the sum of cash, trade-in and land value)

      Loan to value ratios are not calculated on refinancing transactions.

      The "loan-to-invoice ratio" (LTI) has been established as a measurement of a borrower's loan amount relative to the "wholesale" price of the home as measured by the manufacturer's invoice in the case of new homes and the NADA/Manufactured Housing Appraisal Guide for used homes. The loan-to-invoice ratio is determined using the total loan amount divided by the manufacturer's invoice price for the underlying manufactured home. If the manufacturer's invoice price is not available, the total loan amount is divided by the value of the underlying manufactured home determined in accordance with the NADA/Manufactured Housing Appraisal Guide. LTI is not calculated for land home contracts or contracts originated under the Comparable Appraisal Program or with respect to a limited number of other contracts; such contracts are listed under the category "not calculated" in the table on page S-[___].

      Due to rounding, the percentages in the following tables may not sum to 100%.

      The loan-to-value ratio for a mortgage loan at any time of determination, called the "mortgage loan-to-value ratio," is the ratio of the principal balance of such mortgage loan to either (i) the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or (ii) the sum of the purchase price of the home (including taxes, insurance and any land improvements), the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

FIXED RATE ASSETS

      Approximately [_______]% of the initial assets, called the "fixed rate assets", will bear a fixed rate of interest. The fixed rate assets provide for level payments over the entire term of the asset.

      The seller expects that the assets will have an aggregate principal balance as of the date of their transfer to the trust of approximately $[_____]. The initial fixed rate assets have an aggregate principal balance as of their cut-off date of $[____], or approximately [____]% of the asset pool. As of the
cut-off date, a total of $[     ] or approximately [_______]% of the aggregate
principal amount of the initial fixed rate assets were mortgage loans and a
total of $[    ] or approximately [_____]% of the aggregate principal amount of the initial fixed rate assets were contracts. As of the cut-off date, a total of $[____], or [__]% by aggregate principal amount of the initial fixed rate assets, were land-and-home contracts. Approximately [___]% of the aggregate principal amount of the initial fixed rate assets is attributable to loans to purchase manufactured homes which were new and approximately [____]% is attributable to loans to purchase manufactured homes which were used at the time the related initial fixed rate asset was originated. All of the initial fixed
rate assets are conventional assets and [     ] or approximately [___]% of the
aggregate principal amount of the initial fixed rate assets are FHA-insured or VA-guaranteed. The current asset rates on the initial fixed rate assets ranged from [__]% to [___]% with a weighted average of approximately [___]%. The initial fixed rate assets have remaining maturities, as of the cut-off date, of at least [___] months but not more than [____] months and original maturities of at least [____] months but not more than [_____] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [____] months. The average outstanding principal balance of the initial fixed rate assets as of the cut-off date was $[____] and the outstanding principal balances of the initial fixed rate assets as of the cut-off date ranged from $[____] to $[____]. The obligors on the initial fixed rate assets are located in [_____] states. The obligors on approximately [__]% of the initial fixed rate assets by remaining principal balance are located in [____],[___]% in [____], [__]% in [___], [___]%
in [___], [__]% in [______] and [___]% in [____]. No other state represents more
than 5% of the initial fixed rate assets. Approximately [     ]% of the initial
fixed rate assets have loan-to-value ratios greater than [___]%.

ADJUSTABLE RATE ASSETS

      A total of $[_] or approximately [___]% of the aggregate principal balance of the initial assets, called the "adjustable rate assets", will bear interest at a variable rate. Each adjustable rate asset has an asset rate that adjusts annually based on [___], and provides for [level]payments over the term of the asset that fully amortize the principal balance of the asset. A total of $[____] or approximately [___]% of the adjustable rate assets are actuarial assets.

      Each adjustable rate asset has an annual cap of [___]% per annum. The weighted average lifetime cap of the adjustable rate assets as of the cut-off date was approximately [___]% per annum. The adjustable rate assets had gross margins as of the cut-off date of at least [___]% per annum but not more that [___]% per annum, with a weighted average gross margin of approximately [_]% per annum. The initial adjustable rate assets were originated between [_] and [_]. Approximately [___]% of the initial adjustable rate assets were mortgage loans and approximately [____]% of the initial adjustable rate assets were contracts. As of the cut-off date, a total of $[_], or [___]% by aggregate principal amount of the initial adjustable rate assets, were land-and-home contracts. Approximately [___]% of the aggregate principal amount of the initial adjustable rate assets is attributable to loans to purchase manufactured homes which were new and approximately [___]% is attributable to loans to purchase manufactured homes which were used at the time the related initial adjustable rate asset was originated. All of the initial adjustable rate assets are conventional assets and [_] or approximately [___]% of the aggregate principal amount of the initial adjustable rate assets are FHA-insured or VA-guaranteed. The current asset rates on the initial adjustable rate assets ranged from [___]% to [___]% with a weighted average of approximately [___]%. The initial adjustable rate assets have remaining maturities, as of the cut-off date, of at least [_] months but not more than [_] months and original maturities of at least [_] months but not more than [_] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [_] months. The average outstanding principal balance of the initial adjustable rate assets as of the cut-off date was $[_] and the outstanding principal balances of the initial adjustable rate assets as of the cut-off date ranged from $[_] to $[_]. The obligors on the initial adjustable rate assets are located in [_] states. The obligors on approximately [___]% of the initial adjustable rate assets by remaining principal balance are located in [_], [___]% in [_], [___]% in [_], [___]% in [_], [___]% in [_________] and [___]% in [_]. No other state represents more than 5% of the initial adjustable rate assets. Approximately [_]% of the initial adjustable rate assets have loan-to-value ratios greater than [___]%.

                                  SELECTED DATA

      The tables below describe additional characteristics of the initial assets as of the related cut- off date. Separate tables have been prepared for the initial fixed rate assets and the initial adjustable rate assets. The initial fixed rate assets and the initial adjustable rate assets are collectively referred to as the initial assets. Whenever reference is made in the following tables to a percentage of the outstanding principal balance of the contracts and mortgage loans, the percentage is calculated based on the outstanding principal balance of the contracts and mortgage loans as of the cut-off date. [Throughout the following tables under this heading "Selected Data," references to percentages of the assets do not include the pre-funded amount.] In addition, numbers in any columns in these tables may not sum exactly to the total number at the bottom of the column due to rounding.

                            INITIAL FIXED RATE ASSETS
         GEOGRAPHICAL DISTRIBUTION OF INITIAL FIXED RATE ASSET OBLIGORS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
                                               FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
                  STATES                      AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                                   [_____]                [_____]               [_____]

                                              ------------------    -------------------    ------------------
  Total...................................         [_____]                [_____]               [_____]
                                              ==================    ===================    ==================

The geographical distribution of the initial fixed rate asset obligors is based upon the obligor's billing address.

                YEARS OF ORIGINATION OF INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
                                               FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
           YEAR OF ORIGINATION                AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
...........................................
...........................................
...........................................
...........................................
                                              ------------------    -------------------    ------------------
     Total................................         [_____]               $[_____]               [_____]%
                                              ==================    ===================    ==================

            DISTRIBUTION OF ORIGINAL INITIAL FIXED RATE ASSET AMOUNTS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
ORIGINAL      FIXED       RATE       ASSET     FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
           AMOUNT (IN DOLLARS)                AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
Less than $10,000.01......................
Between $10,000.01 and $20,000.00.........
Between $20,000.01 and $30,000.00.........
Between $30,000.01 and $40,000.00.........
Between $40,001.01 and $50,000.00.........
Between $50,000.01 and $60,000.00.........
Between $60,000.01 and $70,000.00.........
Between $70,000.01 and $80,000.00.........
Between $80,000.01 and $90,000.00.........
Between $90,000.01 and $100,000.00........
Between $100,000.01 and $110,000.00.......
Between $110,000.01 and $120,000.00.......
Between $140,000.01 and $150,000.00.......
Between $150,000.01 and $160,000.00.......
                                              ------------------    -------------------    ------------------
     Total................................         [_____]                [_____]               [_____]
                                              ==================    ===================    ==================

The largest original initial fixed rate asset amount is $ [_____], which represents [_____]% of the aggregate principal balance of the initial assets as of the cut-off date.

         DISTRIBUTION OF REMAINING AMOUNTS FOR INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
REMAINING            FIXED            RATE     FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
        ASSET AMOUNT (IN DOLLARS)             AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
Less than $10,000.01......................
Between $10,000.01 and $20,000.00.........
Between $20,000.01 and $30,000.00.........
Between $30,000.01 and $40,000.00.........
Between $40,001.01 and $50,000.00.........
Between $50,000.01 and $60,000.00.........
Between $60,000.01 and $70,000.00.........
Between $70,000.01 and $80,000.00.........
Between $80,000.01 and $90,000.00.........
Between $90,000.01 and $100,000.00........
Between $100,000.01 and $110,000.00.......
Between $110,000.01 and $120,000.00.......
Between $140,000.01 and $150,000.00.......
Between $150,000.01 and $160,000.00.......
                                              ------------------    -------------------    ------------------
     Total................................         [_____]                [_____]               [_____]
                                              ==================    ===================    ==================

The average outstanding principal balance of the assets included in the initial fixed rate asset pool, as of the cut-off date, was $[______________] and the outstanding principal balances of the assets included in the initial fixed rate asset pool ranged from $[___________] to $[_____________] as of the cut-off date.

   DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
                                               FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
LOAN-TO-VALUE RATIO                           AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
25.01% to 30.00...........................
30.01% to 35.00...........................
35.01% to 40.00...........................
40.01% to 45.00...........................
45.01% to 50.00...........................
50.01% to 55.00...........................
55.01% to 60.00...........................
60.01% to 65.00...........................
65.01% to 70.00...........................
70.01% to 75.00...........................
75.01% to 80.00...........................
80.01% to 85.00...........................
85.01% to 90.00...........................
90.01% to 95.00...........................
95.01% to 100.00..........................
                                              ------------------    -------------------    ------------------
     Total................................         [_____]               $[_____]               [_____]%
                                              ==================    ===================    ==================

The weighted average original loan-to-value ratio of the initial fixed rate assets, as of the cut-off date, was [_______]%.

 DISTRIBUTION OF ORIGINAL LOAN-TO-INVOICE RATIOS OF INITIAL FIXED RATE CONTRACTS

                                                                                           % OF FIXED RATE
                                                                                             ASSET POOL BY
                                               NUMBER OF FIXED      AGGREGATE PRINCIPAL       OUTSTANDING
                                              RATE ASSETS AS OF     BALANCE OUTSTANDING    PRINCIPAL BALANCE
          LOAN-TO-INVOICE RATIO                  CUT-OFF DATE        AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
Not calculated............................
00.00% to 25.00%..........................
25.01% to 50.00%..........................
50.01% to 75.00%..........................
75.01% to 100.00%.........................
100.01% to 110.00%........................
110.01% to 120.00%........................
120.01% to 130.00%........................
130.01% to 140.00%........................
140.01% to 150.00%........................
150.01% to 160.00%........................
160.01% to 170.00%........................
170.01% to 180.00%........................
180.01% to 190.00%........................
190.01% to 200.00%........................
200.01% or greater........................
     Total................................                                                       100.00%

The weighted average original ratio of loan amounts to manufacturer's invoice price for the related manufactured homes, for the contracts included in the initial fixed rate asset pool, as of the cut-off date, was [__________]%.

              CURRENT INTEREST RATES FOR INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL       OUTSTANDING
RANGE    OF      FIXED      RATE    ASSETS     FIXED RATE ASSETS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
              BY ASSET RATE                   AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
8.000  - 8.999............................
9.000  - 9.999............................
10.000 - 10.999...........................
11.000 - 11.999...........................
12.000 - 12.999...........................
13.000 - 13.999...........................
14.000 - 14.999...........................
15.000 - 15.999...........................
16.000 - 16.999...........................
                                              ------------------    -------------------    ------------------
     Total...............................          [_____]               $[_____]               [_____]%
                                              ==================    ===================    ==================

The interest rates on the assets included in the initial fixed rate asset pool ranged from [________]% to [________]% as of the cut-off date, with a weighted average of approximately [________]%.

            ORIGINAL MONTHS TO MATURITY OF INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                  NUMBER OF                                  ASSET POOL BY
                                              FIXED RATE ASSETS     AGGREGATE PRINCIPAL       OUTSTANDING
                                                    AS OF           BALANCE OUTSTANDING    PRINCIPAL BALANCE
        ORIGINAL TERM TO MATURITY                CUT-OFF DATE        AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
31 to 60..................................
61 to 90..................................
91 to 120.................................
121 to 150................................
151 to 180................................
211 to 240................................
241 to 270................................
271 to 300................................
331 to 360................................
                                              ------------------    -------------------    ------------------
     Total................................         [_____]               $[_____]               [_____]%
                                              ==================    ===================    ==================

            REMAINING MONTHS TO MATURITY OF INITIAL FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                  NUMBER OF                                  ASSET POOL BY
                                              FIXED RATE ASSETS     AGGREGATE PRINCIPAL       OUTSTANDING
                                                    AS OF           BALANCE OUTSTANDING    PRINCIPAL BALANCE
        REMAINING TERM TO MATURITY               CUT-OFF DATE        AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
------------------------------------------    ------------------    -------------------    ------------------
31 to 60..................................
61 to 90..................................
91 to 120.................................
121 to 150................................
151 to 180................................
211 to 240................................
241 to 270................................
271 to 300................................
331 to 360................................
                                              ------------------    -------------------    ------------------
     Total................................         [_____]               $[_____]               [_____]%
                                              ==================    ===================    ==================

The fixed rate assets have remaining maturities, as of the cut-off date, of at least [____] months but not more than [____] months and original maturities of at least [____] months but not more than [_____] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [_____] months.

                                    UNIT TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                    UNIT TYPE                          CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                    ---------                          ------------        ------------------     ------------------
Multi-section home.............................
Single-section home............................
     Total.....................................

                                  PROPERTY TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                  PROPERTY TYPE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                  -------------                        ------------        ------------------     ------------------
Land Home......................................
Home only......................................
     Total.....................................

                                  LOAN PURPOSE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                     PURPOSE                           CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                     -------                           ------------        ------------------     ------------------
Purchase of New Home...........................
Purchase of Used Home..........................
Purchase of Repossessed Home...................
Refinance......................................
     Total.....................................

                        CREDIT SCORE OF FIXED RATE ASSETS

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                   CREDIT SCORE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                   ------------                        ------------        ------------------     ------------------
Unknown........................................
501 to 550.....................................
551 to 600.....................................
601 to 650.....................................
651 to 700.....................................
701 to 750.....................................
751 to 800.....................................
801 to 850.....................................
     Total.....................................

See " -- Credit Scores" below.

                         INITIAL ADJUSTABLE RATE ASSETS
       GEOGRAPHICAL DISTRIBUTION OF INITIAL ADJUSTABLE RATE ASSET OBLIGORS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                       ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
                      STATES                           CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
  ----------------------------------------------       ------------        ------------------     ------------------
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                          [_____]               [_____]                [_____]
                                                           -----                 -----                  -----
     Total.....................................           [_____]               [_____]                [_____]
                                                           =====                 =====                  =====

The geographical distribution of the initial adjustable rate asset obligors is based upon the obligors billing address.

             YEARS OF ORIGINATION OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
               YEAR OF ORIGINATION                  AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
               -------------------                  ------------------     ------------------     ------------------
-----------------------------------------------
-----------------------------------------------
-----------------------------------------------
-----------------------------------------------
                                                          ------               -------                  ------
     Total.....................................           [     ]              $[     ]                 [     ]%
                                                           -----                 -----                   -----
                                                          ======               =======                  ======

       DISTRIBUTION OF ORIGINAL AMOUNTS FOR INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
         ORIGINAL ADJUSTABLE RATE ASSETS               ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
               AMOUNT (IN DOLLARS)                     CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
               -------------------                     ------------        ------------------     ------------------
Less than $10,000.01...........................
Between $10,000.01 and $20,000.00..............
Between $20,000.01 and $30,000.00..............
Between $30,000.01 and $40,000.00..............
Between $40,001.01 and $50,000.00..............
Between $50,000.01 and $60,000.00..............
Between $60,000.01 and $70,000.00..............
Between $70,000.01 and $80,000.00..............
Between $80,000.01 and $90,000.00..............
Between $90,000.01 and $100,000.00.............
Between $100,000.01 and $110,000.00............
Between $110,000.01 and $120,000.00............
Between $140,000.01 and $150,000.00............
Between $150,000.01 and $160,000.00............
                                                           -----                 -----                  -----
     Total.....................................           [     ]               [     ]                [     ]
                                                           -----                 -----                  -----
                                                           =====                 =====                  =====

      DISTRIBUTION OF REMAINING AMOUNTS FOR INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
REMAINING ADJUSTABLE RATE                                 ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
ASSET AMOUNT (IN DOLLARS)                           AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
-------------------------                           ------------------     ------------------     ------------------
Less than $10,000.01...........................
Between $10,000.01 and $20,000.00..............
Between $20,000.01 and $30,000.00..............
Between $30,000.01 and $40,000.00..............
Between $40,001.01 and $50,000.00..............
Between $50,000.01 and $60,000.00..............
Between $60,000.01 and $70,000.00..............
Between $70,000.01 and $80,000.00..............
Between $80,000.01 and $90,000.00..............
Between $90,000.01 and $100,000.00.............
Between $100,000.01 and $110,000.00............
Between $110,000.01 and $120,000.00............
Between $140,000.01 and $150,000.00............
Between $150,000.01 and $160,000.00............
                                                         ------                  ------               ------
     Total.....................................          [     ]                 [     ]              [     ]
                                                          -----                   -----                -----
                                                         ======                  ======               ======

The average outstanding principal balance of the assets included in the initial adjustable rate asset pool, as of the cut-off date, was $[______________] and the outstanding principal balances of the assets included in the initial adjustable rate asset pool ranged from $[___________] to $[_____________] as of the cut-off date.

 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
ORIGINAL ADJUSTABLE RATE ASSET                         ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
AMOUNT (IN DOLLARS)                                    CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
-------------------                                    ------------        ------------------     ------------------
25.01% to 30.00................................
30.01% to 35.00................................
35.01% to 40.00................................
40.01% to 45.00................................
45.01% to 50.00................................
50.01% to 55.00................................
55.01% to 60.00................................
60.01% to 65.00................................
65.01% to 70.00................................
70.01% to 75.00................................
75.01% to 80.00................................
80.01% to 85.00................................
85.01% to 90.00................................
90.01% to 95.00................................          ------                 ------                 ------
95.01% to 100.00...............................
                                                         ------                 ------                 ------
     Total.....................................          [     ]                [     ]                [     ]
                                                          -----                  -----                  -----
                                                         ======                 ======                 ======

The weighted average original loan-to-value ratio of the initial adjustable rate assets, as of the cut-off date, was [__________]%.

   DISTRIBUTION OF ORIGINAL LOAN-TO-INVOICE RATIOS OF INITIAL ADJUSTABLE RATE
                                   CONTRACTS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                       ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
               LOAN-TO-VALUE RATIO                     CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
               -------------------                     ------------        ------------------     ------------------
Not calculated.................................
00.00% to 25.00%...............................
25.01% to 50.00%...............................
50.01% to 75.00%...............................
75.01% to 100.00%..............................
100.01% to 110.00%.............................
110.01% to 120.00%.............................
120.01% to 130.00%.............................
130.01% to 140.00%.............................
140.01% to 150.00%.............................
150.01% to 160.00%.............................
160.01% to 170.00%.............................
170.01% to 180.00%.............................
180.01% to 190.00%.............................
190.01% to 200.00%.............................
200.01% or greater.............................
     Total.....................................                                                        100.00%

The weighted average original ratio of loan amounts to manufacturer's invoice price for the related manufactured homes, for the contracts included in the initial adjustable rate asset pool, as of the cut-off date, was [__________]%.

          CURRENT INTEREST RATES OF INITIAL ADJUSTABLE RATE ASSET RATES

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
RANGE OF ADJUSTABLE RATE ASSETS BY ASSET RATE       AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
---------------------------------------------       ------------------     ------------------     ------------------
 8.000      -    8.999............................
 9.000      -    9.999............................
10.000      -   10.999............................
11.000      -   11.999............................
12.000      -   12.999............................
13.000      -   13.999............................
14.000      -   14.999............................
15.000      -   15.999............................
16.000      -   16.999............................
                                                         ------                  ------                ------
     Total........................................       [_____]                $[_____]               [_____]%
                                                         ======                  ======                ======

The interest rates on the assets included in the initial adjustable rate asset pool ranged from [______]% to [________]% as of the cut-off date, with a weighted average of approximately [_________]%. This table reflects the current asset rates of the adjustable rate assets as of the Cut-off Date and does not reflect any subsequent adjustments in the current asset rates of the initial adjustable rate assets.

         DISTRIBUTION OF GROSS MARGINS OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
                   GROSS MARGIN                     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                   ------------                     ------------------    -------------------     ------------------
3.250% - 3.500%                                     ------------------    -------------------     ------------------
4.500% - 4.750%                                     ------------------    -------------------     ------------------
Total                                                                    $                                          %
                                                    ==================    ===================     ==================

The weighted average gross margin of the adjustable rate assets was
approximately     % per annum as of the cut-off date.
              ----

                  MAXIMUM ASSET RATES OF ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
               MAXIMUM ASSET RATES                  AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
               -------------------                  ------------------    -------------------     ------------------
13.000% to 13.625%                                  ------------------    -------------------     ------------------
14.000% to 14.625%                                  ------------------    -------------------     ------------------
Total                                                                                                               %
                                                    ==================    ===================     ==================

The weighted average maximum asset rate of the adjustable rate assets was
approximately       % per annum as of the cut-off date.
              ------

          ORIGINAL MONTHS TO MATURITY OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                       ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                              CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
-------------------------                              ------------        ------------------     ------------------
31 to 60.......................................
61 to 90.......................................
91 to 120......................................
121 to 150.....................................
151 to 180.....................................
211 to 240.....................................
241 to 270.....................................
271 to 300.....................................
331 to 360.....................................
                                                         ------                -------                 ------
     Total.....................................          [     ]               $[     ]                [     ]%
                                                          -----                  -----                  -----
                                                         ======                =======                 ======

         REMAINING MONTHS TO MATURITY OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
            REMAINING TERM TO MATURITY              AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
            --------------------------              ------------------    -------------------     ------------------
348 - 360 months                                    ------------------    -------------------     ------------------
Total                                                                    $                                          %
                                                    =================     ===================     ==================

The weighted average remaining term to maturity of the adjustable rate assets
was approximately      months as of the cut-off date.
                  ----

      DATE OF NEXT ASSET RATE ADJUSTMENT OF INITIAL ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                               RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                          ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
        DATE OF NEXT ASSET RATE ADJUSTMENT          AS OF CUT-OFF DATE     AS OF CUT-OFF DATE    AS OF CUT-OFF DATE
        ----------------------------------          ------------------     ------------------    ------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
----, 20----...............                         -----------------      ------------------    -------------------
Total......................                         -----------------     $------------------    -------------------%

                                    UNIT TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                    UNIT TYPE                          CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                    ---------                          ------------        ------------------     ------------------
Multi-section home.............................
Single-section home............................
     Total.....................................

                                  PROPERTY TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                  PROPERTY TYPE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                  -------------                        ------------        ------------------     ------------------
Land Home......................................
Home only......................................
     Total.....................................

                                  LOAN PURPOSE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                     PURPOSE                           CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                     -------                           ------------        ------------------     ------------------
Purchase of New Home...........................
Purchase of Used Home..........................
Purchase of Repossessed Home...................
Refinance......................................
     Total.....................................

                     CREDIT SCORE OF ADJUSTABLE RATE ASSETS

                                                                                                   % OF ADJUSTABLE
                                                         NUMBER OF                                RATE ASSET POOL BY
                                                      ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                                       ASSETS AS OF       BALANCE OUTSTANDING     PRINCIPAL BALANCE
                   CREDIT SCORE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                   ------------                        ------------        ------------------     ------------------
Unknown........................................
501 to 550.....................................
551 to 600.....................................
601 to 650.....................................
651 to 700.....................................
701 to 750.....................................
751 to 800.....................................
801 to 850.....................................
     Total.....................................

See " -- Credit Scores" below.

CREDIT SCORES

      Credit scores are statistical credit scores obtained by many lenders to help assess an obligor's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the obligor's probability of default. The credit score is based on an obligor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk an obligor represents to a lender, i.e., that an obligor with a higher score is statistically expected to be less likely to default in payment than an obligor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of an asset. Furthermore, credit scores were not developed specifically for use in connection with contracts or mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of asset characteristics on the probability of repayment by an obligor. None of the seller, the servicer, the originator, the indenture trustee, the owner trustee, the underwriter or the depositor make any representations or warranties as to the actual performance of any asset or that a particular credit score should be relied upon as a basis for an expectation that an obligor will repay the asset according to its terms.

[SUBSEQUENT ASSET CRITERIA]

      [Following the addition of the subsequent contracts and mortgage loans, the assets in the aggregate will have the following characteristics as of the related cut-off dates:

            (1) the weighed average loan-to-value ratio will not exceed [___]%;

            (2)   the weighted average asset rate will be no less than [   ]%;

            (3) at least [___]% of the manufactured homes will be multi-wide manufactured homes;

            (4) at least [___]% of the manufactured homes will be on private land;

            (5) at least [___]% of the manufactured homes will be new manufactured homes;

            (6)   at least [___]% of the asset pool will be land-home contracts;

            (7) no subsequent asset will be more than 30-days delinquent as of the related cut-off date;

            (8) no more than [___]% of the asset pool will be refinancings made in connection with repossession or foreclosures;

            (9) no more than 25% of the asset pool will be secured by manufactured homes located in [___________]; and

            (10) the weighted average FICO score of the obligors will be at least [______].]

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The assets may be prepaid in full or in part at any time without penalty. The prepayment experience of the assets, including prepayments due to liquidations of defaulted contracts and defaulted mortgage loans, will affect the average life of the certificates. It is expected that a number of the assets will be prepaid before their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of assets due to breaches of representations and warranties have the effect of prepaying those assets and therefore would affect the average life of the certificates. The prepayment experience on manufactured housing contracts and mortgage loans varies greatly. Most of the assets contain a due-on-sale clause that would permit the servicer to accelerate the maturity of an asset upon the sale of the related manufactured home or mortgaged property. In the case of those assets that do contain due-on-sale clauses, the servicer will permit assumptions of those assets if the purchaser of the related manufactured home or mortgaged property satisfies the then-current underwriting standards of the originator.

      [As with fixed rate obligations generally,] the rate of prepayment on a pool of assets is affected by prevailing market rates for assets of a comparable term and risk level. [This is particularly true of fixed rate assets.] When the market interest rate is below the asset rate, obligors may have an increased incentive to refinance their assets. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell their manufactured homes or mortgaged properties or refinance their contracts or mortgage loans in order to realize their equity in the manufactured home or mortgaged property, to meet cash flow needs or to make other investments. However, depreciation of the value of the manufactured homes and mortgaged properties may limit the ability to accomplish these goals. We cannot assure you as to the level of prepayments the assets will experience.

      The allocation of distributions to the Class A certificateholders on each distribution date on which the Class M-1 distribution test is not satisfied, on each distribution date on which the Class M-2 distribution test is not satisfied, or on each distribution date on which the Class B-1 distribution test is not satisfied, will have the effect of accelerating the amortization of the Class A certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance. If you purchase a Class A certificate at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated.

      On any distribution date on which the Class M-1 distribution test, the Class M-2 distribution test and the Class B-1 distribution test are not satisfied, the Class A certificateholders will receive 100% of the Formula Principal Distribution Amount, as described under "Description of the Certificates -- Distributions" and " -- Principal," subject to the limit of the amount available for distribution. The rate of principal payments on the Class M certificates and Class B-1 certificates and the aggregate amount of distributions on the Class M certificates and Class B-1 certificates will be affected by the rate of obligor defaults resulting in delinquencies on the assets and losses on liquidated assets, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates -- Subordination of Class M Certificates and Class B-1 Certificates" for a description of the manner in which such losses are borne by the Class M certificates and the Class B-1 certificates. If you purchase the Class B-1 certificates or a class of Class M certificates at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class B-1 certificates or Class M certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. Since it is not expected that the Class M or Class B-1 Certificates will receive distributions in respect of principal until the distribution date in [_____], the weighted average lives of such classes will be longer than would otherwise be the case and the effect on the market value of those classes of certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for the Class A certificates. See "Description of the Certificates -- Distributions," and " -- Principal."

      The certificate rates of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 Certificates will be capped by the weighted average of the asset rates of the assets, net of the rate at which the trustee fee, the servicing fee [and the backup servicing fee] are calculated. Disproportionate prepayments of assets with net asset rates higher than the certificate rates for any of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 or Class B-1 certificates will increase the possibility that the certificate rate for that class of certificates will be lowered to the weighted average of the net asset rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate.

      In addition to the foregoing factors affecting the weighted average life of the certificates, the overcollateralization provisions of the trust result in a limited acceleration of the certificates relative to the amortization of the assets during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the certificates. This acceleration feature creates overcollateralization which results from the excess of the aggregate asset principal balance over the aggregate certificate principal balance. Once the required level of overcollateralization is reached, the overcollateralization feature will cease, unless necessary to maintain the required level of overcollateralization.

      The originator, the seller and the servicer cannot assure you that the delinquency, repossession or foreclosure experience described under "The Servicer -- Default, Delinquency and Loss Experience" will be representative of the results that may be experienced on the contracts.

      On or after any distribution date, if any, on which the aggregate certificate principal balance of the certificates is greater than the aggregate asset principal balance, if the available distribution amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the certificateholders, those certificateholders will absorb, in the order described in this prospectus supplement:

            (11) all losses on each Liquidated Asset in the amount by which its liquidation proceeds, net of liquidation expenses and monthly advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average certificate rate plus the percentage rate used to calculate the monthly servicing fee, trustee fee [and backup servicing fee]; and

            (12) other shortfalls in the available distribution amount, and will incur a loss on their investments. See "Description of the Certificates -- Losses on Liquidated Assets" in this prospectus supplement.

      In the event that there were a sufficiently large number of delinquencies on the assets in any due period, the amounts paid to some certificateholders could be less than the amount of principal and interest that would otherwise be payable on those certificates with respect to that due period. In that event, even if delinquent payments on those assets were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the affected certificates would be reduced, and, under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those certificates plus accrued interest thereon at the related certificate rate, thus also reducing the effective yield on those certificates.

      If the aggregate of the principal balances of the offered certificates exceeds the sum of the pool principal balance [and the amount on deposit in the pre-funding account], that excess will be applied as a reduction in the adjusted principal balance of the most subordinate class of offered certificates then outstanding. As a result of that reduction, less interest will accrue on that class of certificates than would otherwise be the case.

      The servicer has the right to purchase from the trust all remaining assets, and effect early retirement of the certificates, on any distribution date when the pool principal balance is less than or equal to 10% of the sum of the cut-off date principal balance of the initial and additional assets and the original pre-funded amount. The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. [If the servicer does not exercise its option to purchase all remaining assets described in this paragraph, the trustee will attempt to conduct an auction sale of the remaining assets that would have the same result for certificateholders as the optional purchase.] See "Description of the Certificates -- Optional Termination]."

      [The trustee will establish and the seller will fund a pre-funding account on the closing date to provide the trust with sufficient funds to purchase subsequent assets. Any amounts remaining in the pre-funding account which have not been used to purchase subsequent assets will be paid to the Class A-1 and Class A-7 certificates, based on the percentages for principal distribution described in this prospectus supplement. If the amount remaining in the pre-funding account distributable to the Class A-1 certificates is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired. The seller believes that substantially all of the amounts in the account will be used to acquire subsequent assets. It is unlikely, however, that the aggregate principal amount of subsequent assets purchased by the trust will be identical to the amount in the pre-funding account, and consequently, the Class A-1 and Class A-7 certificateholders will receive some prepayment of principal. See "Description of the Certificates -- Conveyance of Subsequent Assets and Pre-Funding Account."]

      Although partial prepayments of principal on assets are applied on scheduled payment dates for the assets or, in the case of simple interest assets, on the date of receipt, obligors are not required to pay interest on assets after the date of a full prepayment of principal. As a result, full prepayments on assets in advance of the scheduled payment dates for these assets in any due period will reduce the amount of interest received from obligors during the due period. Subject to the availability of the subordination provided by the Class M and Class B-1 certificates, the subordination would apply to the net shortfall of interest received on account of prepayments in full in any due period so that the amount of interest paid on the Class A certificates on the following distribution date should not be affected by the shortfall.

      The expected final scheduled payment date on the initial asset with the latest maturity is in [___]. The expected final scheduled distribution date of each class of certificates, based on the assumptions that there are no defaults, prepayments or delinquencies on payments due under the assets and that the repurchase option has not been exercised and that there has been no auction sale, are as follows:

                                      EXPECTED FINAL
 CLASS                              DISTRIBUTION DATE
 -----                              -----------------
Class A-1
Class A-2
Class A-3
Class A-4
Class A-5
Class A-6
Class A-7
Class M-1
Class M-2
Class B-1

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      The following information is intended to illustrate the effect of prepayments of the assets on the weighted average life of the Class A certificates, Class M certificates and Class B-1 certificates under the stated assumptions and is not a prediction of the prepayment rate that the assets might actually experience.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M and Class B-1 certificates will be influenced by the rate at which principal on the assets is paid. Principal payments on assets may be in the form of monthly or bi-weekly payments or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of assets. Prepayments on contracts and mortgage loans may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mortgage loans, 100% MHP assumes a constant prepayment rate of 6.0% per year.

      As used in the following tables, 100% MHP assumes the assets will prepay at rates of 100% of the MHP assumed prepayment rates; 125% MHP assumes the assets will prepay at rates of 125% of the MHP assumed prepayment rates;150% assumes the assets will prepay at rates of 150% of the MHP assumed prepayment rates, and so forth.

      We cannot assure you, however, that prepayment of the assets owned by the trust will conform to any level of the MHP, and the depositor, the originator and the seller make no representation that the assets will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes and mortgaged properties or default on their contracts and mortgage loans. Increased competition among manufactured housing and mortgage lenders has had the effect of increasing the prepayment rates of manufactured housing contracts. Other factors affecting prepayment of assets include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgage loans. In the case of assets secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these assets, the assets are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these assets. Conversely, if prevailing interest rates rise above the interest rates on the assets, the rate of prepayment would be expected to decrease.

      As described under "Description of the Certificates -- Distributions," payments of principal on the Class M-1 certificates will not commence until the distribution date on which (1) the Class A principal balance has been reduced to zero or (2) the Class M-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates while increasing the respective interest in the trust of the Class M and Class B-1 certificates. As described under "Description of the Certificates -- Distributions," payments of principal on the Class M-2 certificates will not commence until the distribution date on which (a) the Class A principal balance and Class M-1 principal balance have been reduced to zero or (b) the Class M-2 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M-1 certificates while increasing the respective interest in the trust of the Class M-2 certificates and Class B-1 certificates. As described under "Description of the Certificates -- Distributions," payments of principal on the Class B-1 certificates will not commence until the distribution date on which (1) the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have been reduced to zero or (2) the Class B-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M certificates while increasing the respective interest in the trust of the Class B-1 certificates.

      The percentages and weighted average lives in the following tables were determined assuming the following (the "modeling assumptions"):

            (13) scheduled interest and principal payments on the assets are received in a timely manner on their respective due dates and prepayments are made at the indicated percentages of the MHP listed in the table;

            (14) the servicer exercises its right to purchase the assets on the first possible date, as described under "Description of the Certificates -- Optional Termination]";

            (15) the aggregate principal balance of the initial assets as of the cut-off date is $[_____________] and the initial assets have the characteristics described under "The Asset Pool" and have their first scheduled payment due on or before [_____________];

            (16) the additional assets and subsequent assets will have the characteristics listed in the table following this paragraph and will have their first scheduled payment due in [_____________], with respect to the additional assets, and [_____________], with respect to the subsequent assets;

            (17) each class of certificates has the approximate principal amount and the certificate rate shown for that class under "Summary of Prospectus Supplement";

            (18) no interest shortfalls will arise because of prepayment in full of the assets;

            (19) no delinquencies or losses are experienced on the assets;

            (20) distributions are made on the certificates on the [fifteenth] day of each month, commencing in [_____________];

            (21) the sum of the rates at which the trustee fee, the servicing fee [and the backup servicing fee] for each distribution date is calculated;

            (22) the certificates are issued on [_____________]; and

            (23) the adjustable rate assets will have the characteristics listed in the table below captioned "Assumed Adjustable Rate Asset
      Characteristics".

      We cannot assure you that the servicer will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust estate will be successful.

      We make no representation that the assets will not experience delinquencies or losses or that the assets will experience losses at the respective rates assumed or at any other rates.

ASSUMED CHARACTERISTICS OF INITIAL ASSETS AND SUBSEQUENT ASSETS AS OF THE CUT-OFF DATE

      The following are the assumed characteristics of the initial assets as of the cut-off date:

                                                                           WEIGHTED AVERAGE
                           AGGREGATE PRINCIPAL      WEIGHTED AVERAGE        REMAINING TERM        WEIGHTED AVERAGE
ASSET                      BALANCE OUTSTANDING   ORIGINAL TERM (MONTHS)        (MONTHS)              ASSET RATE
-----                      -------------------   ----------------------        --------              ----------
A
B
C
D
E

      The following are the assumed characteristics of the subsequent assets as of the cut-off date:

                                                                           WEIGHTED AVERAGE
                           AGGREGATE PRINCIPAL      WEIGHTED AVERAGE        REMAINING TERM        WEIGHTED AVERAGE
ASSET                      BALANCE OUTSTANDING   ORIGINAL TERM (MONTHS)        (MONTHS)              ASSET RATE
-----                      -------------------   ----------------------        --------              ----------
A
B
C
D
E

                  ASSUMED ADJUSTABLE RATE ASSET CHARACTERISTICS

             AGGREGATE
             PRINCIPAL
              BALANCE                REMAINING                        MONTHS
            OUTSTANDING               TERM TO                         TO NEXT                                   RESET
             AS OF THE     ASSET     MATURITY   SEASONING   GROSS      RATE    LIFETIME  PERIODIC             FREQUENCY
           CUT-OFF DATE    RATE      (MONTHS)   (MONTHS)    MARGIN    CHANGE   RATE CAP  RATE CAP     INDEX     MONTHS
           ------------    ----      --------   --------    ------    ------   --------  --------     -----     ------
1.......   $                   %                                 %                    %          %    [___]
            -----------    ----      -------     ------     -----     ------    ------     ------      ---      ------

      It is not likely that assets will prepay at any constant percentage of the MHP to maturity or that all assets will prepay at the same rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      Based on the foregoing assumptions, the following tables show the percentages of the original principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown at the indicated percentages of the MHP and the corresponding weighted average lives of each class of certificates.

      The weighted average life of each class of certificates listed in the tables below is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of the certificate by the number of years from the date of issuance of certificate to the stated distribution date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the certificate.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

Use of a "*" in the table above denotes a value less than 0.5% but greater than zero.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-5
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-6
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-7
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION DATE                        100%     125%     150%    175%     200%     250%     300%
-----------------                        ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

                         DESCRIPTION OF THE CERTIFICATES

      The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the pooling and servicing agreement.

GENERAL

      The certificates will be issued in denominations of $1,000 and multiples of $1 and will evidence undivided ownership interests in the trust. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See " -- Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The certificates evidence undivided interest in the contract pool and certain other property held in trust for the benefit of the certificateholders. The Class A certificates will evidence approximate [ ]% undivided interest in the trust. The Class M-1 certificates will evidence an approximate [ ]% undivided interest in the trust. The Class M-2 certificates will evidence an approximate [ ]% undivided interest in the trust. The Class B-1 certificates will evidence an approximate [ ]% undivided interest in the trust. Initially, the overcollateralization amount will equal [ ]% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date and the original pre-funded amount.

      The trust estate includes (1) the asset pool, including all rights to receive payments on the assets received after the related cut-off date; (2) the amounts held from time to time in the collection account and the pre-funding account; (3) any property which initially secured an asset and which is acquired in the process of realizing thereon; (4) the amounts held from time to time in the distribution account; and (5) the proceeds of all insurance policies described in this prospectus supplement.

      The seller will convey the assets to the depositor and the depositor will convey the assets to the trustee on behalf of the trust on the closing date. The servicer will service the assets pursuant to the pooling and servicing agreement. The asset documents will be held by the trustee.

      Distributions of principal, interest or both to the holders of the offered certificates will be made on each distribution date beginning in [_____] to the person in whose names the certificates are registered on the record date. The "record date" with respect to the certificates and any distribution date is the last day of the related accrual period; provided, however, that with respect to any class of certificates that are no longer held through the facilities of a depository, the record date shall be the last day of the preceding calendar month. With respect to any distribution date other than the first distribution date and any class of certificates, the "accrual period" will be from the preceding distribution date through and including the day preceding the current distribution date. With respect to the first distribution date and any class of certificates, the accrual period will be from [____________] through and including the day preceding the first distribution date.

REGISTRATION OF CERTIFICATES

      The offered certificates will be book-entry certificates (the "book-entry certificates"). Persons acquiring beneficial ownership interests in the certificates ("certificate owners") will hold their certificates through the Depository Trust Company, or "DTC," in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan

Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing that certificate (a "definitive certificate"). Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For more information, see "Description of the Securities -- Book-Entry Procedures" in the accompanying prospectus.

CONVEYANCE OF CONTRACTS AND MORTGAGE LOANS

      On the closing date, the seller will transfer to the depositor the initial and additional assets, including all principal and interest received on the assets after the related cut-off date. The depositor will then establish the trust and transfer to the trust all of its right, title and interest in the initial and additional assets. The pooling and servicing agreement permits the trust to purchase subsequent assets on one or more subsequent transfer dates through [_____________]. If the seller transfers subsequent assets to the depositor, the depositor will transfer them to the trust. See "Conveyance of Subsequent Assets and Pre-Funding Account."

      Any asset discovered not to agree with the asset schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by the seller or the originator, or replaced with another asset, except that if the discrepancy relates to the principal balance of an asset, the seller or the originator may, under certain conditions, deposit cash in the collection account in an amount sufficient to offset the discrepancy.

      The trustee, or a custodian on its behalf, will hold [(i) in the case of the manufactured housing contracts, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any real property relating to each contract, referred to herein as the contract file and (ii)] in the case of the mortgage loans and land-and-home contracts, the original mortgage and mortgage note, assignments of mortgage and other operative documents and instruments relating to each mortgage loan and the security interest in the mortgaged property securing any such mortgage loan, referred to herein as the trustee mortgage loan file. [The servicer will act as the custodian for the items identified in clause (i) above with respect to contracts.] With respect to each mortgage loan, the servicer will act as custodian of certain other documents and instruments relating to the mortgage loans including among other things the original hazard insurance policy, copies of all documents submitted to the mortgage insurer, for credit and underwriting approval, copies of the appraisal report made in connection with the origination of the mortgage loan and all other documents relating to such mortgage loan that would customarily be maintained in a mortgage loan file by the servicer in order to service the mortgage loan property. In order to give notice of the trustee's right, title and interest in and to the assets, a UCC1 financing statement identifying the trustee as the secured party and identifying all the assets as collateral will be filed in the appropriate office in the appropriate states. To the extent that the contracts do not constitute "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Legal Aspects of Contracts and Mortgage Loans -- The Contracts" in the prospectus.

REPRESENTATIONS AND WARRANTIES REGARDING EACH CONTRACT

      Each of the seller and the originator will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

                  (a) as of the cut-off date, the contract is not more than [59] days delinquent;

                  (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;

                  (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

                  (e) the manufactured home securing the contract is covered by hazard insurance described under "The Pooling and Servicing Agreement - Hazard Insurance" in this prospectus supplement;

                  (f)   the contract was either:

                        (1) originated by the originator or a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the originator or the seller in the ordinary course of its business; or

                        (2) originated or acquired by the seller or the originator in the ordinary course of its business.

                  (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the pooling and servicing agreement unlawful;

                  (h) the contract, as cured when required, complies with all requirements of applicable law;

                  (i) the obligation set forth in the contract has not been satisfied or subordinated in whole or in part, nor has the contract been rescinded, and the manufactured home securing the contract has not been released from the lien of the contract;

                  (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the originator or the seller in the manufactured home and real property securing the contract, if any;

                  (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

                  (l) immediately prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately prior to the transfer of the contracts to the trustee, it was the sole owner thereof and had full right to transfer the contract to the trustee as designee of the depositor;

                  (m) as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and neither the originator nor the seller has waived any of the foregoing;

                  (n) as of the closing date, there were, to the knowledge of the originator, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, if any, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

                  (o)   the contract is a fully-amortizing loan;

                  (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

                  (q) the information contained in the contract schedule with respect to the contract is true and correct;

                  (r)   there is only one original of the contract;

                  (s) the contract did not have a loan-to-value ratio at origination greater than 100%;

                  (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, unless it is subject to a Land-in-Lieu Contract or Land Home Contract or prohibited by state law, and as of the Closing Date the manufactured home is, to the knowledge of the originator, free of damage and in good repair;

                  (u) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

                  (v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

                  (w) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code; and

                  (x) no contract contained any provision providing for the payment of a prepayment fee or penalty upon the prepayment of a portion or all of the outstanding principal balance of that contract.

REPRESENTATIONS AND WARRANTIES REGARDING EACH MORTGAGE LOAN

      The seller and the originator will make certain representations and warranties to the trustee with respect to each mortgage loan sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

                  (a) the information contained in the asset schedule with respect to mortgage loan is true and correct;

                  (b) neither the seller nor the originator has assigned any interest or participation in any mortgage loan other than as contemplated in the pooling and servicing agreement (or if any such interest or participation has been assigned it has been released or will be released prior to or concurrently with the transfer of such mortgage loan pursuant to the transfer instrument, any subsequent transfer agreement or the pooling and servicing agreement);

                  (c) the mortgage note for each mortgage loan delivered to the seller, the depositor or the trustee is the original mortgage note and is the only mortgage note evidencing the mortgage loan that has been manually signed by the related obligor. As of the cut-off date, there is no default, breach, violation or event of acceleration existing under any of the mortgage loan documents transferred to the trustee or any event that with notice and expiration of any grace or cure period would result in such a default, breach, violation or event of acceleration;

                  (d) as of the cut-off date, no monthly payment on any mortgage loan was more than [59] days delinquent;

                  (e) each mortgage note and mortgage executed and delivered by an obligor in connection with a mortgage loan has been duly executed and delivered by the related obligor and constitutes a legal, valid and binding obligation of such obligor, enforceable against such obligor in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (f) each mortgage securing a mortgage loan has been duly recorded in the appropriate governmental recording office in the jurisdiction where the related mortgaged property is located or has been submitted to such recording office for recordation;

                  (g) if the mortgage securing a mortgage loan does not name the originator or the seller as the beneficiary or mortgagee, then a valid assignment, in recordable form, assigning the mortgage to the originator or the seller, has been duly recorded (or has been sent for recordation) in the appropriate records depository for the jurisdiction in which the related mortgaged property is located, and the originator or the seller has delivered to the depositor or its designee the original of such assignment accompanied by appropriate evidence that such assignment has been duly recorded (or a copy thereof certified by the appropriate records depository to be a true and complete copy of the recorded assignment) or a copy of the original assignment together with a certificate from an officer of the originator or the seller certifying that such assignment has been sent for recordation in the appropriate records depository, but that such recorded assignment has not been returned to the originator or the seller;

                  (h) no mortgage loan has been modified in any material respect since the date of its origination and no mortgage loan is presently subordinated in whole or in part to any other lien, nor has the mortgaged property securing any mortgage loan been released in whole or in part from the lien of the related mortgage;

                  (i) each mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization of the holder's rights against the related mortgaged property in the event of a foreclosure or trustee's sale of such property. Upon default by an obligor on a mortgage loan and foreclosure on, or trustee's sale of, the related mortgaged property pursuant to proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property underlying that mortgage loan, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (j) In connection with the origination of each mortgage loan, the originator complied with all applicable federal, state and local laws and regulations, including but not limited to those related to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury;

                  (k) any appraisal of the mortgaged property underlying each mortgage loan was made at the time the mortgage loan was originated by an appraiser who met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans;

                  (l) the assignment of each mortgage delivered to the trustee or its custodian constitutes a legal, valid and binding assignment of the mortgage and creates, or upon recordation will create, a valid first priority security interest in favor of the trustee in such mortgage or vests ownership of such mortgage in the trustee;

                  (m) the mortgage securing each mortgage loan creates a valid and enforceable first lien on the related mortgaged property subject only to permitted encumbrances as defined in the Pooling and Servicing Agreement;

                  (n) there are no mechanic's or other liens against the related mortgaged property which are superior to or equal to the first lien of the related mortgage loan, except such liens that are expressly insured against by a title insurance policy;

                  (o) there are no delinquent taxes, governmental assessments or municipal charges due and owing as to any mortgaged property;

                  (p) all improvements located on a mortgaged property that were considered in determining the appraised value of such mortgaged property lie within the boundary lines of, and comply with building restrictions applicable to, the mortgaged property. There is no violation of applicable zoning laws or regulations with respect to any mortgaged property. No improvements on adjoining properties encroach upon any mortgaged property in any respect so as to affect adversely the value or marketability of the mortgaged property;

                  (q) pursuant to the terms of each mortgage, the related mortgaged property is insured by an insurer acceptable to Fannie Mae against loss by fire and such other risks as are usually insured against by the broad form of extended coverage hazard insurance policy as is from time to time available. Such mortgaged property also is insured against flood hazards if the mortgaged property is in an area identified by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance is available for real properties located in the area in which such mortgaged property is located);

                  (r) each mortgage loan is secured by a fee simple estate (or, if the mortgaged property is located in Hawaii or Maryland, a leasehold estate) and the related mortgaged property consists of a parcel of real property with a single family residence or a two- to four-family dwelling erected thereon;

                  (s) each mortgage loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae or (ii) a title insurance policy or other generally acceptable form of policy of insurance for the jurisdiction in which the related mortgaged property is located, issued by a title insurer qualified to do business in the jurisdiction where the related mortgaged property is located. No claims have been made under such title insurance policy, and no prior holder of the related mortgage, including the originator or the seller, has done, by act or omission, anything which would impair the coverage provided by such lender's title insurance policy;

                  (t) each mortgage loan is a "qualified mortgage" within the meaning specified for such term in section 860G of the Code and does not contain any provision requiring action that would render it not such a "qualified mortgage";

                  (u) as of the date hereof, no property securing a mortgage loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the seller's and the originator's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any mortgage loan becoming subject to bankruptcy or insolvency proceedings is not imminent;

                  (v) if one or more REMIC elections are to be made with respect to all or part of the trust, the REMIC Loan-to-Value Ratio of each Mortgage Loan is 125% or less either (i) at the time of its origination or as of the startup day or (ii) if such mortgage loan has been modified other than as a result of a default or reasonably foreseeable default, as of the startup day; and

                  (w)   the Mortgage Loan-to-Value Ratio is 100% or less either
                        (i) at the time of its origination or as of the startup day or (ii) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, as of the startup day.

      Under the terms of the pooling and servicing agreement, and subject to the seller's or the originator's option to effect a substitution as described in the last paragraph under this subheading, the seller or originator, each referred to as the responsible party, will be obligated to repurchase, at the price described below, within 60 days after the responsible party becomes aware, or after the responsible party's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the responsible party in the pooling and servicing agreement that materially and adversely affects the trust's interest in any asset, unless the seller's or originator's breach has been cured.

      Notwithstanding the previous paragraph, the responsible party will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the contract, if any, located in any jurisdiction on account of a breach of the representation and warranty that the trustee has a first priority perfected security interest in the manufactured home securing any contract solely on the basis of the failure by the responsible party to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home and real property securing the contract, if any, other than a notation or transfer instrument necessary to show the seller or the originator as lienholder or legal title holder, unless:

            (x) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

            (y) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

                (2) the responsible party shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

      The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the pooling and servicing agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the responsible party were to result from proceedings brought by a bankruptcy trustee of the responsible party, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

         The repurchase obligation described in this section " -- Conveyance of Contracts and Mortgage Loans" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the pooling and servicing agreement with respect to the assets. The repurchase price for any asset will be equal to the remaining principal balance of the asset as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the asset is repurchased.

      In lieu of repurchasing an asset as specified in this section during the [two-year] period following the closing date, the responsible party may, at its option, substitute an eligible substitute asset for the defective asset. The responsible party will be required to deposit in the collection account cash in the amount, if any, by which the principal balance of the defective asset as of the beginning of the month in which substitution takes place exceeds the principal balance of the asset for which it is being substituted as of the beginning of the month.

      An eligible substitute asset is an asset that, as of its date of substitution:

            - meets the representations and warranties in the pooling and servicing agreement,

            - has a principal balance that is not greater than the principal balance of the asset it is replacing,

            - has an asset rate that is at least equal to the asset rate of the asset it is replacing,

            - has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the asset it is replacing, and

            - meets any other requirements that may be specified in the pooling and servicing agreement.

[CONVEYANCE OF SUBSEQUENT ASSETS AND PRE-FUNDING ACCOUNT]

      [If the aggregate principal balance of the initial and additional assets transferred to the trust on the closing date is less than $[______], the trustee will establish and the seller will fund a "pre-funding account" on the closing date to provide the trust with sufficient funds to purchase subsequent assets. The amount deposited in the pre-funding account will initially equal the difference between $[______] and the aggregate principal balance as of the related cut-off date of the initial assets and additional assets. The pre-funding account will be used to purchase subsequent assets during the pre-funding period from the closing date until the earliest of (1) the date on which the amount in the pre-funding account is less than $[______], (2) [______], or (3) the date on which an event of termination occurs under the pooling and servicing agreement. Any reinvestment income earned on amounts on deposit in the pre-funding account will be taxable to the party receiving the income.

      Under the pooling and servicing agreement, following the initial issuance of the certificates, the trust will be obligated to purchase subsequent assets transferred by the seller to the trust during the pre-funding period, subject to their availability. Each subsequent asset will have been underwritten in accordance with the standard underwriting criteria employed by the seller. Subsequent assets will be transferred to the trust under subsequent transfer instruments. In connection with the purchase of subsequent assets on the subsequent transfer dates, the trust will be required to pay to the seller from amounts on deposit in the pre-funding account a cash purchase price of 100% of the asset's principal balance as of the cut-off date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent assets. Following each subsequent transfer date, the aggregate principal balance of the assets in the trust will increase by an amount equal to the aggregate principal balance of the assets purchased and the amount in the pre-funding account will decrease by the same amount. Any amounts remaining in the pre-funding account after the purchase of subsequent assets will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the Class A-1 and Class A-7 certificates, based on the percentages for principal distribution in this prospectus supplement. If the amount remaining in the pre-funding account distributable to the Class A-1 Certificates is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.

      Any conveyance of subsequent assets on a subsequent transfer date is subject to conditions including:

    (1) each subsequent asset must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

      (2) the seller must not select subsequent assets in a manner that it believes is adverse to the interests of the certificateholders;

      (3) as of its respective cut-off date, each subsequent asset must satisfy the following criteria:

            - no subsequent asset may be more than 30 days contractually delinquent;

            - the remaining stated term to maturity of each subsequent asset may not exceed 360 months;

            - each subsequent asset must be underwritten in accordance with the seller's standard underwriting criteria; and

            - no subsequent asset may have a loan-to-value ratio greater than 100%;

      (4) the asset pool following the addition of the subsequent assets will have the characteristics described in this prospectus supplement under the heading "The Asset Pool -- Subsequent Asset Criteria."

      (5) due to the purchase of the subsequent assets, the certificates will not receive from [___________] or [___________] a lower credit rating than the rating assigned at the initial issuance of the class of certificates; and

      (6) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent assets conform to the characteristics described in this prospectus supplement.]

PAYMENTS ON ASSETS; DISTRIBUTIONS ON CERTIFICATES

      The servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the certificateholders, a "collection account" as an eligible account. The trustee, on behalf of the trust, will establish and maintain a "distribution account" as an eligible account. An "eligible account" is any account which is

      (7)   an account maintained with an eligible institution; or

      (8) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus or, if the depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company of not less than $50,000,000 and the securities of the depository institution or trust company (or, if the depository institution or trust company is a subsidiary of a bank holding company system and the depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from [___________], if rated by [___________] and
            [___________], if rated by [___________], in one of its generic credit rating categories which signifies investment grade; or

      (9) an account that will not cause [___________] or [___________] to downgrade or withdraw its then-current rating assigned to the certificates, as confirmed in writing by [___________] and [___________].

An eligible institution is any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated [___________] by [___________], if rated by [___________] and
[___________] by [___________], if rated by [___________], or in one of the two highest rating categories by [___________], if rated by [___________], and [___________], if rated by [___________], in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. Amounts on deposit in the distribution account will remain uninvested. Funds in the collection account may be invested in eligible investments that will mature not later than the business day before the applicable monthly distribution date. "Eligible investments" include:

      - direct obligations of, and obligations fully guaranteed by, the United States or of any agency backed by the full faith and credit of the United States and which are noncallable;

      - federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions;

      -     repurchase agreements with eligible institutions;

      - securities bearing interest or sold at a discount issued by a corporation which has a credit rating in one of the two highest rating categories from [___________] and [___________], not in excess of 10% of amounts in the collection account at the time of the investment;

      - commercial paper assigned at least a [P-1] rating by [___________] and [___________] at the time of the investment;

      - shares of registered investment companies whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from [___________] and [___________]; and

      - units of money market funds rated in the highest applicable rating category of each of [___________] and [___________].

      All payments from obligors on the assets which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, must be paid into the collection account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in this prospectus supplement. In addition, amounts paid by the seller or originator for assets repurchased as a result of breach of warranties under the pooling and servicing agreement, and amounts required to be deposited upon substitution of an asset because of breach of warranties, must be paid into the collection account. See "Conveyance of Assets" in this prospectus supplement.

      On the fourth business day before each distribution date, referred to herein as the "determination date," the servicer will determine the amount available to be remitted to the distribution account for distribution to the certificates for that distribution date and shall report electronically such amount and any other information as described in the pooling and servicing agreement to the trustee.

      The "amount available" on each distribution date generally includes:

(10) scheduled payments in respect of interest and payments in respect of principal on the assets due and received during the related due period, as defined in the next paragraph,

(11) the repurchase price of each asset which, during the preceding calendar month, was purchased by the seller or the originator pursuant to the pooling and servicing agreement because of breaches of representations and warranties; plus

(12) prepayments and other unscheduled collections received during the related due period.

The amount available will be reduced by the following amounts:

            - amounts payable to the trustee to reimburse it for any REMIC prohibited transaction tax imposed on the trust and paid by the trustee;

            -     the monthly servicing fee for that distribution date;

            - liquidation expenses incurred and taxes and insurance on repossessed manufactured homes, advanced by the servicer for manufactured homes that are reimbursable to the servicer under the pooling and servicing agreement;

            - reimbursement to the servicer in respect of nonrecoverable advances to the extent permitted under the pooling and servicing agreement; and

            -     any amounts incorrectly deposited in the collection account.

      For any defaulted asset, "liquidation expenses" are out-of-pocket expenses incurred by the servicer in connection with the liquidation of the defaulted asset, including, without limitation, legal fees and disbursements.

      The "due period" for all distribution dates, other than the distribution date in [_________], is the calendar month preceding the month in which such distribution date occurs. For the distribution date in [_________], the "due period" will be the period from and including the related cut-off date to and including [_________].

      One business day before each distribution date, no later than [_________] New York time, the servicer will remit the amount available to the distribution account. The trustee will withdraw funds from the distribution account to make payments to certificateholders.

      From time to time, as provided in the pooling and servicing agreement, the servicer will withdraw funds from the collection account for the purposes set forth in the pooling and servicing agreement.

DISTRIBUTIONS

      Each distribution on a book-entry certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the certificate owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the certificate owners that it represents. All credits and disbursements on a book-entry certificate are to be made by DTC and the participants in accordance with DTC's rules.

      The trustee will send with each distribution on a distribution date to each holder of the certificates, a statement or statements describing the amount of the distribution allocable to principal and the amount of the distribution allocable to interest. These amounts will be expressed as a dollar amount per Class A, Class M or Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class A, Class M or Class B-1 certificate.

Priority of Distributions

      On each distribution date, the trustee will apply the amount available to make distributions in the following order of priority:

            (24)  the trustee fee to the trustee,

            (25)  the backup servicing fee to the backup servicer;

            (26) concurrently, to each Class of Class A certificates, the related interest distribution amount for that distribution date, pro rata based on the interest distribution amount each Class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

            (27) to the Class M-1 certificates, the interest distribution amount for the Class M-1 certificates for that distribution date;

            (28) to the Class M-2 certificates, the interest distribution amount for the Class M-2 certificates for that distribution date;

            (29) to the Class B-1 certificates, the interest distribution amount for the Class B-1 Certificates for that distribution date;

            (30)  [RESERVED];

            (31) concurrently, to each class of Class A certificates, the related unpaid class principal shortfall amount, if any, pro rata based on the principal balance of each class of Class A certificates;

            (32) the Class A Percentage of the formula principal distribution amount to the Class A certificates in the following order of priority:

            I. approximately [______ ]% to the following classes of Class A certificates in the following order of priority:

                  (z) to the Class A-1 certificates, until the principal balance of the Class A-1 certificates has been reduced to zero;

                  (aa) to the Class A-2 certificates, until the principal balance of the Class A-2 certificates has been reduced to zero;

                  (bb) to the Class A-3 certificates, until the principal balance of the Class A-3 certificates has been reduced to zero;

                  (cc) to the Class A-4 certificates, until the principal balance of the Class A-4 certificates has been reduced to zero;

                  (dd) to the Class A-5 certificates, until the principal balance of the Class A-5 certificates has been reduced to zero;

                  (ee) to the Class A-6 certificates, until the principal balance of the Class A-6 certificates has been reduced to zero;

            II. approximately [______]% to the Class A-7 Certificates, until the principal balance of the Class A-7 certificates has been reduced to zero;

            (33)  to the Class M-1 certificates as follows:

                  (a)   any unpaid Class M-1 principal shortfall;

                  (b) the Class M-1 percentage of the formula principal distribution amount;

                  (c)   any Class M-1 liquidation loss interest amount;

                  (d)   any Class M-1 liquidation loss interest shortfall;

            (11)  to the Class M-2 certificates as follows:

                  (ff)  any unpaid Class M-2 principal shortfall;

                  (gg) the Class M-2 percentage of the formula principal distribution amount, until the principal balance of the Class M-2 certificates has been reduced to zero;

                  (hh)  any Class M-2 liquidation loss interest amount;

                  (ii)  any Class M-2 liquidation loss interest shortfall;

            (12)  to the Class B-1 certificates as follows:

                  (jj)  any unpaid Class B-1 principal shortfall;

                  (kk) the Class B-1 percentage of the formula principal distribution amount, until the principal balance of the Class B-1 certificates has been reduced to zero;

                  (ll)  any Class B-1 liquidation loss interest amount;

                  (mm)  any Class B-1 liquidation loss interest shortfall;

            (13) the additional principal distribution, if available, to the holders of the offered certificates, in the order of priority described in clauses (9), (10), (11) and (12) above, until the targeted level of overcollateralization is met;

            (14) after the optional termination date, any additional principal distribution to the Class M-1, Class M-2 and Class B-1 certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

            (15) after the optional termination date, any additional principal distribution to the Class A certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

            (16)  [RESERVED];

            (17) to the Class X Certificates, the amount specified in the pooling and servicing agreement; and

            (18)  remaining amounts to the Class R certificates.

      On any distribution date on which the formula principal distribution amount allocated to the Class A, Class M-1 or Class M-2 certificates exceeds the principal balance of the related class of certificates (which in the case of the Class A certificates means all Class A certificates), less any unpaid certificate principal shortfall with respect to that class and Distribution Date, then the amount of any excess will be added to the formula principal distribution amount available for the next junior class of certificates.

      Notwithstanding the prioritization of the distribution of the formula principal distribution amount pursuant to clause (9) above, if the aggregate principal balance of the Class A certificates exceeds the pool principal balance for that distribution date, the distribution pursuant to clause (9) above will be made pro rata based on the principal balance of the Class A certificates.

INTEREST

      With respect to any distribution date, each class of offered certificates is entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments and distributions, the related interest distribution amount for that class accrued during the related interest period.

Glossary of Terms -- Interest Distributions

      The "adjusted principal balance" of any of the Class M-1, Class M-2 or Class B-1 certificates as of any distribution date is the principal balance of that class less any liquidation loss amount allocated to that class.

      The "certificate rates" for the certificates are listed on the cover of this prospectus supplement. The certificate rate for each of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 certificates is limited by a cap equal to the weighted average of the asset rates, net of the rate at which the servicing fee, the trustee fee and the backup servicing fee are calculated.

      The "Class A principal balance" as of any distribution date is the sum of the Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance, the Class A-5 principal balance , the Class A-6 principal balance and the Class A-7 principal balance.

      With respect to each class of certificates, the "interest distribution amount" shall be equal to the sum of

            (1) interest at the related certificate rate that accrued during the related interest period on, in the case of the Class A certificates, the related principal balance and, in the case of the Class M and Class B-1 Certificates, the related adjusted principal balance,

            (2) any unpaid shortfall in interest owed to the certificates on prior distribution dates, and

            (3) interest on the amount in clause (2) at the related certificate rate.

      With respect to each interest period, other than the first interest period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to the first interest period, interest on the certificates will be calculated on the basis of the actual number of days elapsed in that interest period and a 360-day year.

      The "interest period" for each class of certificates and any distribution date is the period from the preceding distribution date (or the closing date in the case of the first distribution date) through and including the day preceding the current distribution date.

      The "principal balance" of any class of offered certificates as of any distribution date is the original principal balance of that class less all amounts previously distributed to holders of that class on account of principal.

PRINCIPAL

      Holders of each class of certificates will be entitled to receive a payment of principal on each distribution date, to the extent of the amount available in the distribution account on that date available for payment in the order described above under " -- Distributions."

Glossary of Terms -- Principal Distributions

      The "Class A percentage" for any distribution date will equal a fraction, expressed as a percentage, the numerator of which is the Class A principal balance, and the denominator of which is the sum of:

            -     the Class A principal balance,

            - if the Class M-1 distribution test is satisfied on that distribution date, the Class M-1 principal balance, otherwise zero,

            - if the Class M-2 distribution test is satisfied on that distribution date, the Class M-2 principal balance, otherwise zero, and

            - if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

The "Class B-1 distribution test" will be satisfied if each of the following tests is satisfied:

            (1)   the distribution date occurs in or after [________];

            (2)   the pool performance test is satisfied; and

            (3) the sum of the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than [_]%.

The "Class B percentage" for any distribution date will equal:

            (1) if the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have not yet been reduced to zero and the Class B-1 distribution test is not satisfied, zero, or

            (2) a fraction, expressed as a percentage, the numerator of which is the Class B-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                  (nn)  any Class A principal balance,

                  (oo)  any Class M-1 principal balance,

                  (pp)  any Class M-2 principal balance, and

                  (qq)  the Class B-1 principal balance.

The "Class M-1 distribution test" will be satisfied if each of the following tests is satisfied:

            (1)   the distribution date occurs in or after [_];

            (2)   the pool performance test is satisfied; and

            (3) the sum of the Class M-1 principal balance, the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than [_____________]%.

The "Class M-1 percentage" for any distribution date will equal


            (1) if the Class A principal balance has not yet been reduced to zero and the Class M-1 distribution test is not satisfied, zero, or

            (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                  (A)   any Class A principal balance,

                  (B)   the Class M-1 principal balance,

                  (C) if the Class M-2 distribution test is satisfied on that distribution date, the Class M-2 principal balance, otherwise zero and

                  (D) if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

The "Class M-2 distribution test" will be satisfied if each of the following tests is satisfied:

            (1)   the distribution date occurs in or after [_________];

            (2)   the pool performance test is satisfied; and

            (3) the sum of the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than [______]%.

The "Class M-2 percentage" for any distribution date will equal:

            (1) if the Class A principal balance and the Class M-1 principal balance have not yet been reduced to zero and the Class M-2 distribution test is not satisfied, zero, or

            (2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                  (A)   any Class A principal balance,

                  (B)   any Class M-1 principal balance,

                  (C)   the Class M-2 principal balance, and

                  (D) if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

With respect to any distribution date, the "formula principal distribution amount," generally equals the sum of:

            (1) all scheduled payments of principal due on each outstanding asset during the related due period that is actually collected by the servicer during that due period,

            (2) the principal balance of each asset which, during the month preceding the related due period, the seller or the originator purchased under the pooling and servicing agreement on account of breaches of the seller's or the originator's representations and warranties,

            (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period, plus

            (4) the principal balance of each asset that became a liquidated asset during the related due period, plus the amount of any reduction in the outstanding principal balance of an asset during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor.

      A "liquidated asset" is a defaulted asset as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.

      With respect to any of the Class M-1, Class M-2 or Class B-1 certificates, the liquidation loss amount for that distribution date will equal the lesser of
(1) excess of the sum of the principal balance of that class of certificates and each class of certificates senior to it over the sum of the pool principal balance and the amount on deposit in the pre-funding account for that distribution date and (2) the principal balance of that class after giving effect to distributions on that date.

      With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "liquidation loss interest amount" equals one-month's interest at that class' certificate rate on the liquidation loss amount for that Class for the immediately preceding distribution date.

      With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "liquidation loss interest shortfall" is the amount of that class' liquidation loss interest amount remaining after distributions in respect of that class' liquidation loss interest amount for that distribution date.

      The "pool performance test" is satisfied if each of the following tests is satisfied:

            (1) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the distribution date must not exceed 5.00%;

            (2) cumulative realized losses, as defined in the pooling and servicing agreement, as of the distribution date must not exceed a certain specified percentage of the cut-off date pool principal balance, depending on the year in which the distribution date occurs;

            (3) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the distribution date must not exceed [____________]%.

      The "pool principal balance" as of any distribution date is the aggregate of the principal balances of assets outstanding at the end of the related due period.

      The "principal balance" of an asset as of any distribution date is the unpaid principal balance of the asset on the related cut-off date less any principal collected with respect to that asset prior to the last day of the related due period.

      With respect to any distribution date and class of offered certificates, the related "unpaid class principal shortfall" is the excess of the portion of the formula principal distribution amount to which that class was entitled exceeds the amount of principal actually distributed to that class in respect of the formula principal distribution amount.

SUBORDINATION OF CLASS M CERTIFICATES AND CLASS B-1 CERTIFICATES

      The rights of the holders of the Class M-1 certificates, the Class M-2 certificates and the Class B-1 certificates to receive distributions on the assets in the trust will be subordinated to the rights of the Class A certificateholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated assets. The protection afforded to the Class A certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A certificateholders to receive on any distribution date the amount of interest due on the Class A certificates, including any interest due on a prior distribution date but not received, prior to any distribution being made on a distribution date in respect of interest on the Class M certificates and the Class B-1 certificates. Thereafter, any remaining amount available in the distribution account will be applied to the payment of interest due on the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates.

      In addition, the rights of the holders of the Class M-1 certificateholders to receive distributions will be senior to the rights of the Class M-2 and Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated assets. The protection afforded to the Class M-1 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 certificateholders to receive, prior to any distribution being made on a distribution date on the Class M-2 certificates or the Class B-1 certificates, the amount of principal and interest due to them on each distribution date out of the remaining amount available on deposit on that date in the collection account and by the right of the Class M-1 certificateholders to receive future distributions on the assets that would otherwise be payable to the holders of Class M-2 and Class B-1 certificates.

      In addition, the rights of the holders of the Class M-2 certificateholders to receive distributions will be senior to the rights of the Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated assets. The protection afforded to the Class M-2 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 certificateholders to receive, prior to any distribution being made on a distribution date on the Class B-1 certificates, the amount of principal and interest due them on each distribution date out of the remaining amount available on deposit on that date in the collection account and by the right of the Class M-2 certificateholders to receive future distributions on the assets that would otherwise be payable to the holders of Class B-1 certificates.

      As described above, before the Class A principal balance is reduced to zero, the distribution of principal to the Class A certificateholders on any distribution date is intended to include the Class A percentage of the principal balance of each asset that became a liquidated asset during the related due period. If the liquidation proceeds, net of related liquidation expenses, from the liquidated asset are less than its principal balance plus accrued interest, the deficiency will, in effect, be absorbed by the overcollateralization amount and the Class M and Class B-1 certificateholders, since a portion of the amount available equal to that deficiency and otherwise distributable to them will be paid to the Class A certificateholders. If the amount available is not sufficient to cover the entire amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders on a particular distribution date, then the amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, as applicable, will be increased on future distribution dates by the amount of that deficiency plus the applicable interest on that amount. To the extent such deficiency is not allocated to the overcollateralization amount, that deficiency will be allocated as a reduction to the Class B-1 adjusted principal balance. If the amount available is sufficient to cover the amounts distributable on principal to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, but is not sufficient to cover any amounts distributable on principal to the Class B-1 certificateholders on a particular distribution date, the amount of the deficiency will be carried forward as an amount that the Class B-1 certificateholders are entitled to receive on the next distribution date. Consequently, but for the effect of the overcollateralization amount, the Class B-1 certificateholders will absorb:

      - all losses on each liquidated asset in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee; and

      -     all delinquent payments on the assets.

OVERCOLLATERALIZATION

      On the closing date, the sum of the aggregate principal balance of the assets as of the cut-off date and the original pre-funded amount will exceed the aggregate original principal balances of the certificates by approximately $[_____], or approximately [____]% of the aggregate cut-off date principal balance of the assets included in the trust as of the closing date plus the original pre-funded amount. Beginning on the first distribution date, the certificateholders will also receive from the amount available an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates and the monthly servicing fee to the servicer, the trustee fee and expenses to the trustee and the backup servicing fee to the backup servicer for that distribution date, until the distribution date on which the amount by which the sum of the aggregate principal balance of the assets and the current pre-funded amount, if any, exceeds the aggregate principal balance of the certificates by an amount equal to [____]% of the sum of the aggregate cut-off date principal balance of the initial and additional assets and the original pre-funded amount. In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all assets, the certificateholders will also receive an additional distribution in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the certificates, the trustee fee and expenses of the trustee to the trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that distribution date. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates -- Distributions." If the amount available in the distribution account on a particular distribution date, is not sufficient to make a full distribution of the formula principal distribution amount to those classes of certificates then entitled to receive principal distributions, the shortfall will be carried forward and added to the amount of principal those certificateholders will be entitled to receive on the next distribution date. As a result, if the overcollateralization amount is reduced by losses on the assets, as described under " -- Losses on Liquidated Assets" below, the overcollateralization amount will be restored to its prior level as the amount available in the collection account on subsequent distribution dates is sufficient to pay shortfalls in the required principal distributions for prior distribution dates.

LOSSES ON LIQUIDATED ASSETS

      In the event the amount available in the distribution account for any distribution date is insufficient to distribute the full formula principal distribution amount for that distribution date to the certificateholders, any overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies would cause the aggregate outstanding principal balance of the certificates to be greater than the pool principal balance. If this occurs, the amount of the deficiency, which we refer to as the "liquidation loss amount," would be allocated first to the Class B-1 certificates in reduction of its adjusted principal balance. If on any distribution date the sum of the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance equals the pool principal balance, no further liquidation loss amounts could be allocated to the Class B-1 certificates and any further liquidation loss amounts realized would be allocated to reduce the Class M-2 adjusted principal balance. If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-1 adjusted principal balance. Any liquidation loss amounts would be reduced on subsequent distribution dates to the extent that the amount available in the distribution account on that subsequent distribution date is sufficient to permit the distribution of principal due on the certificates on prior distribution dates but not paid. If the adjusted principal balance of a class of certificates were reduced by a liquidation loss amount, interest accruing on that class would be calculated on the adjusted principal balance of that class. The interest accruing on that class liquidation loss amount each month, plus interest at the applicable certificate rate on any liquidation loss interest amount due on a prior distribution date but not paid, would be paid to the certificateholders of that class from the amount available after distribution of principal on that class but prior to any distribution of principal on a subordinate class .

OPTIONAL TERMINATION

      The pooling and servicing agreement provides that on any distribution date on which the pool principal balance is less than or equal to 10% of the sum of the aggregate cut-off date principal balance of the initial and additional assets and the original pre-funded amount, the servicer will have the right to purchase all outstanding assets at a price equal to the greater of:

(A)   the sum of:

      (1) 100% of the principal balance of each asset, other than (a) any asset as to which the related manufactured home has been repossessed or (b) any mortgage loan as to which the related mortgaged property has been foreclosed upon and whose fair market value is included in clause (B) below, and

      (2) the fair market value of any acquired property, as determined by the servicer; and

(B) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust,

plus, in each case, any unpaid interest at the applicable certificate rate on each class of Class A certificates, any unpaid interest at the Class M-1 certificate rate on the Class M-1 certificates, any unpaid interest at the Class M-2 certificate rate on the Class M-2 certificates and any unpaid interest at the Class B-1 certificate rate on the Class B-1 certificates.

      The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. The servicer must give the trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the "pooling and servicing agreement," dated as of [_], among the originator, the seller, the servicer, the depositor and the trustee. The trust created under the pooling and servicing agreement will consist of:

            - a pool of manufactured housing sale agreements and installment loan agreements;

            - a pool of mortgage loans secured by manufactured homes, one-to-four family residential properties [and/or condominium units];

            - payments on the assets received after the related cut-off date;

            - rights of the depositor under the purchase agreement pursuant to which the depositor purchased the assets from the seller; and

            - rights of the seller under any hazard insurance policies covering the manufactured homes.

COLLECTION AND OTHER SERVICING PROCEDURES ON ASSETS

      The servicer will make reasonable efforts to collect all payments called for under the assets and will, consistent with the pooling and servicing agreement, follow those collection procedures it follows from time to time with respect to the manufactured housing installment sale contracts, manufactured housing installment loan agreements and mortgage loans in its servicing portfolio comparable to the assets. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the assets.

      With respect to the assets, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the servicer's policies with respect to the manufactured housing installment sale contracts, installment loan agreements and mortgage loans it owns or services.

SERVICING ADVANCES

      The servicer will not be obligated to make advances for delinquent scheduled payments of principal or interest on the assets. The servicer will be obligated under the servicing agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a manufactured home and legal and other costs incurred by the servicer in an effort to cure defaulted contracts. Upon the determination by the servicer that such an advance made by the servicer is nonrecoverable from late payments, liquidation proceeds or otherwise (a "nonrecoverable advance") the servicer will be entitled to reimburse itself out of funds in the collection account for the amount of that nonrecoverable advance. Without limiting the generality of the foregoing, liquidation, work-out, loss mitigation and other expenses incurred by the servicer in connection with a delinquent or defaulted contract which is subsequently reinstated, worked out, or otherwise cured, shall be reimbursable to the servicer as nonrecoverable advances at the time the default is cured, out of any and all collections in the trust, and such reimbursements shall reduce the amount available to make payments to certificateholders.

HAZARD INSURANCE

      The contracts and mortgage loan documents provide that the obligor is required to insure the manufactured home securing each asset against physical damage for the term of the asset at the obligor's expense. The minimum coverage required is broad form comprehensive in an amount equal to the lesser of the actual value of the underlying manufactured home or the mortgaged property, as applicable, or the unpaid principal balance of the contract or mortgage loan. The insurance policy must have a clause naming the seller, as loss payee. The asset allows the servicer to obtain (force place) the minimum coverage required should the obligor not maintain that level of insurance. If insurance is force placed, the servicer notifies the obligor of the amount and establishes a receivable for the policy premium with interest accruing at the asset rate, to be repaid in monthly installments.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      With respect to each due period, the servicer will receive from interest payments in respect of the assets a portion of the interest payments as a monthly servicing fee in the amount equal to [1.25]% per annum, the "servicing fee rate", on the Principal Balance of each asset as of the first day of that due period. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the servicer as additional servicing compensation.

      [With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the assets a portion of the interest payments as a backup servicing fee as provided in the pooling and servicing agreement.]

      The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related asset or otherwise relating to the assets in respect of which such unreimbursed amounts are owed. The servicer's right to those reimbursements is prior to the rights of certificateholders. However, if any servicing advance is determined by the servicer to be nonrecoverable from such sources, the amount of that nonrecoverable advances may be reimbursed to the servicer from any and all amounts received with respect to any of the assets.

[THE BACKUP SERVICER

      The information set forth in the following paragraph has been provided by [______], referred to as [_______] in this prospectus supplement. None of the depositor, the originator, the seller, the servicer, the trustee, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

      [________________] will act as backup servicer under the pooling and servicing agreement. [_____________]'s servicing headquarters are located at [_______________________________]. [INSERT DESCRIPTION OF BACK-UP SERVICER]. For
its services as backup servicer,

[_______________] will be entitled to a backup servicing fee which will be payable monthly as set forth under "Description of the Certificates -- Distributions."]

EVIDENCE AS TO COMPLIANCE

      The pooling and servicing agreement provides for delivery on or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in [_], to the trustee, the depositor and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in that statement.

      On or before [______________] of each year, beginning in 200[_], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the trustee, the depositor and the rating agencies in the form recognized under the Uniform Single Attestation Program for Mortgage Bankers, or any successor program.

      The servicer's fiscal year ends on [________________].

MATTERS REGARDING THE ORIGINATOR, THE DEPOSITOR, SELLER, AND SERVICER

      The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee, or (2) [in the case of the backup servicer, the backup servicer is not paid the fees/reimbursable amounts due and payable to the backup servicer under the pooling and servicing agreement] or (3) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the trustee; and (b) the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the offered certificates. No resignation will become effective until the [backup servicer or another] successor servicer has assumed the servicer's obligations and duties as provided in the pooling and servicing agreement.

      The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

      The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the contracts. The pooling and servicing agreement provides that neither the depositor, the originator, the seller, the servicer nor the backup servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the originator, the depositor, the seller, the servicer nor the backup servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the originator, the seller, the servicer nor the backup servicer, as the case may be, in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the servicer or the backup servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interest of the certificateholders under the pooling and servicing agreement.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any person succeeding to the business of the servicer shall be the successor of the servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF TERMINATION

      Any of the following will constitute an "event of termination" under the pooling and servicing agreement will consist of: (1) (A) any failure by the servicer to make by the business day preceding the related distribution date any required monthly advance (other than a nonrecoverable advance) or (B) any other failure of the servicer to deposit, in the collection account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by certificateholders holding certificates evidencing a percentage interest in the trust of at least 51%; (2) any failure by the servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholders holding certificates evidencing a percentage interest in the trust of at least 51%; (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations (an "insolvency event") and any order with respect to such insolvency event remains undischarged and unstayed for 60 days; and (4) so long as the seller is an affiliate of the servicer, any failure of the seller to repurchase or substitute eligible substitute assets for defective assets as required pursuant to the purchase agreement or the pooling and servicing agreement.

RIGHTS UPON AN EVENT OF TERMINATION

      So long as an event of termination remains unremedied, either the trustee or certificateholders holding certificates evidencing at least 51% of the Percentage Interests in the trust, may terminate all of the rights and certain obligations of the servicer under the pooling and servicing agreement and in and to the contracts, whereupon the collection and servicing responsibilities of the servicer shall be transferred to the [backup servicer as provided in the pooling and servicing agreement and the backup servicer will be entitled to similar compensation arrangements; provided, however, that the backup servicer shall not be liable for acts or omissions of any prior servicer, the depositor, the seller or the trustee. In the event that the backup servicer would be obligated to succeed the servicer but is unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of], a servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $50,000,000. Pending that appointment, the [backup] [successor] servicer will be obligated to act in such capacity unless prohibited by law; provided, however, that the [backup] [successor] servicer shall not be liable for any failure to act in such capacity that results from the act or omission of any predecessor servicer, including, without limitation, any failure of the [backup] [successor] servicer to timely provide the trustee with information or funds required to be delivered timely or any failure by the servicer to cooperate with a transfer of such servicer responsibilities. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or lesser compensation as the trustee and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of termination that has occurred is an insolvency event.

AMENDMENT

      The pooling and servicing agreement may be amended from time to time by the originator, the seller, the servicer, the depositor and the trustee, without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor or the servicer to comply with any requirements imposed by the code or any regulation under the code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates (it being understood that; after obtaining the ratings in effect on the closing date, neither the depositor, the originator, the seller, the trustee nor the servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any such amendment will not be deemed to materially and adversely affect the certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the offered certificates. The pooling and servicing agreement may also be amended from time to time by the originator, the seller, the servicer, the depositor and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions which are required to be made on any certificate without the consent of the certificateholder or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all offered certificates then outstanding.

THE TRUSTEE

      [______________________________] has been named trustee pursuant to the pooling and servicing agreement.

      The trustee may have normal banking relationships with the depositor, the originator, the seller and the servicer.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the servicer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the servicer (such servicer approval not to be unreasonably withheld). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust, have made written requests upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

      The pooling and servicing agreement will also provide that neither the trustee nor any of its directors, officers, employees, affiliates, or agents, will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the trustee nor any such person will be protected against any breach of representations or warranties made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the trustee and any of its directors, officers, employees, affiliates, or agents will be entitled to indemnification by the trust and will be held harmless by the trust against any loss, liability, claim, demand, or expense relating to the pooling and servicing agreement, the contracts, the mortgage loans or the certificates other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of negligent disregard of obligations and duties.

The indemnification described in this paragraph shall be payable from amounts distributed from the distribution account as described in this prospectus supplement.

TERMINATION OF THE POOLING AND SERVICING AGREEMENT

      The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the distribution date following the later of:

            (a) the purchase by the servicer as described above under " -- Optional Termination," or

            (b) the final payment or other liquidation of the last asset remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home or foreclosure upon any mortgaged property.

            (34) Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, in the following order of priority, to certificateholders on the final distribution date in proportion to their respective percentage interests an amount equal to: (1) any unpaid interest on any class of Class A certificates, (2) any unpaid interest on the Class M-1 certificates, (3) any unpaid interest on the Class M-2 certificates, (4) any unpaid interest on the Class B-1 certificates, (5) the principal balance of each class of Class A certificates, (6) the Class M-1 principal balance, (7) the Class M-2 principal balance and (8) the Class B-1 principal balance.

                   DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

      The assets to be transferred to the trust by the depositor will be purchased by the depositor from the seller pursuant to the "asset purchase agreement" to be entered into between the depositor, as purchaser of the assets and the seller. Under the asset purchase agreement, the seller will agree to transfer the assets to the depositor. Pursuant to the pooling and servicing agreement, the assets will be immediately transferred by the depositor to the trust, and the depositor will assign its rights in, to and under the asset purchase agreement, to the trust.

      In the asset purchase agreement the [seller] [originator] will make representations and warranties as to the assets. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the certificateholders, the seller or the originator will repurchase or substitute for the assets as described herein under "Description of the Certificates -- Conveyance of Contracts and Mortgage Loans."

      The [seller] [originator] has also agreed to indemnify the depositor and the trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the purchase agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the assets.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Class A certificates and the Class M-1 certificates will NOT constitute "mortgage related securities" for purposes of SMMEA until the amount in the pre-funding account is reduced to zero. Then, the Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will NOT constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates. See "Legal Investment Considerations" in the prospectus.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      For federal income tax purposes, two separate elections will be made to treat the trust (other than the pre-funding account) as separate REMICs (the "lower tier REMIC" and the "upper tier REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Hunton & Williams LLP, counsel to the trust, assuming compliance with the pooling and servicing agreement, each of the upper tier REMIC and the lower tier REMIC will qualify as REMICs, the offered certificates will represent "regular interests" in the upper tier REMIC and the Class R certificates will represent the sole class of "residual interest" in each lower tier REMIC. See "Material Federal Income Tax Considerations" in the prospectus.

      The offered certificates generally will be treated as debt instruments issued by the upper tier REMIC for federal income tax purposes. Income on those certificates must be reported under an accrual method of accounting.

      The offered certificates may, depending on their issue price, be issued with original issue discount, or OID, for federal income tax purposes. Holders of certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID regulations do not contain provisions specifically interpreting code section 1272(a)(6) which applies to prepayable securities like the offered certificates. Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on code section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under code section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

      The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of those certificates, determined by assuming that the contracts will prepay in accordance with 150% MHP. No representation is made as to the actual rate at which the assets will prepay.

      The offered certificates will be treated as regular interests in a REMIC under section 860G of the code. Accordingly, the offered certificates will be treated as (1) assets described in section 7701(a)(19)(C) of the code, and (2) "real estate assets" within the meaning of section 856(c)(4) of the code, in each case to the extent described in the accompanying prospectus. Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the code to the same extent that the offered certificates are treated as real estate assets. See "Material Federal Income Tax Considerations" in the prospectus.

BACKUP WITHHOLDING

      Some certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the code) properly, or, under certain circumstances, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

      The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid and OID accrued, if any, on the offered certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders -- generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "offered certificateholder" of record is Cede & Co., as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on those certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt certificate owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold [31]% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Those amounts will be deemed distributed to the affected certificate owner for all purposes of the certificates and the pooling and servicing agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

      The following information describes the United States federal income tax treatment of holders that are not United States persons, referred to as "foreign investors". The term "foreign investor" means any person other than (1) a citizen or resident of the United States, (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding clause (4), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as Untied States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

      The code and treasury regulations generally subject interest paid to a foreign investor to a withholding tax at a rate of 30% unless that rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to foreign investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a foreign investor. The offered certificates will be issued in registered form, therefore if the information required by the Code is furnished and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

      For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8BEN signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing such certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years. Certain partnerships that are foreign investors may have additional reporting obligations.

      Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a foreign investor generally will not be subject to United States federal withholding tax, provided that the foreign investor provides a properly executed IRS Form W-8 ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the foreign investor's conduct of a trade or business in the United States.

      A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (1) that gain is not effectively connected with a trade or business carried on by the certificate owner in the United States, (2) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (3) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                   STATE TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      Subject to the considerations set forth hereunder in this section and in "ERISA Considerations" in the prospectus, the depositor expects the underwritten certificates to be eligible for purchase by plan investors (as described below). As of the date of this prospectus supplement, no person is an obligor on the contracts or mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust. However, fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or must follow the requirements of ERISA or corresponding provisions of the Code referred to (collectively as, "plans"), persons acting on behalf of a plan, or persons using the assets of a plan (together with plans, "plan investor") should carefully review with their legal advisors whether the purchase or holding of any certificates could result in unfavorable consequences for the plan or its fiduciaries under the plan asset regulations or the prohibited transaction rules of ERISA or the code. Prospective investors should be aware that, although exceptions from the application of the plan asset regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a certificate. See "ERISA Considerations" in the prospectus.

PLAN ASSET REGULATIONS

      The plan asset regulations define plan assets to include not only equity securities issued by an entity to a plan, but also the underlying assets of the issuer of the securities referred to as this rule is the "look-through rule", unless one or more exceptions specified in the regulations are satisfied. If the offered certificates are treated as equity securities for purposes of the plan asset regulations, the look-through rule would not apply to the offered certificates if one or more of the exceptions specified in the plan asset regulations were satisfied. However, based on the information available to the underwriter at the time of the printing of the prospectus, there can be no assurance that either the publicly offered exception or the insignificant participation exception will apply to the initial or any subsequent purchases of the offered certificates. See "ERISA Considerations" in the prospectus.

      Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve:

      - a plan and any party in interest or disqualified person with respect to the plan and

      -     plan assets.

PROHIBITED TRANSACTION EXEMPTIONS

Generally

      The U.S. Department of Labor has granted an administrative exemption to [______________] (Prohibited Transaction Exemption [_____________]; Exemption Application No. [______________], [______] Fed. Reg. [_________] ([______]),
referred to in this prospectus supplement as the "exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the code with respect to the initial purchase, the holding and the subsequent resale by plan investor of certificates in pass-through trusts that consist of secured receivables, loans, and other obligations and that meet the conditions and requirements of the exemption. The exemption was amended by Prohibited Transaction Exemption [____________], which, among other things, generally provides that in the case of certain "designated transactions" a plan will be permitted to purchase subordinated certificates if the certificates are rated in any of the four highest generic ratings categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings, or Moody's Investors Service (each, an "exemption rating agency"), provided that the other requirements of the exemption, as amended, are met. The designated transactions include an issuance of REMIC certificates that are backed by fully-secured manufactured housing installment sales contracts such as the contracts and mortgage loans such as the mortgage loans. Because the ratings of a class of certificates are subject to future changes by the ratings agencies, classes of certificates eligible for purchase by plan investor pursuant to the amended exemption on the closing date may not be eligible for later purchase by plan investor if the rating of the class is reduced below the applicable rating category. However, any plan investor already holding a certificate of that class would not be required to dispose of it solely because its rating had been downgraded.

General Conditions

      The general conditions that must be satisfied for the amended exemption to apply include, but are not limited to, the following:

      - the acquisition of the certificates by plan investor is on terms, including the price for the certificates, that are at least as favorable to the plan investor as they would be in an arm's-length transaction with an unrelated party;

      - the rights and interests evidenced by the certificates acquired by the plan investor are not subordinated to the rights and interests evidenced by other certificates of the related trust unless the certificates are issued in a "designated transaction" and the loan-to-value ratios of the trust assets do not exceed 100 percent;

      - the certificates acquired by the plan investor have received a rating at the time of such acquisition that is in one of the three (or, in the case of a "designated transaction," four) highest generic rating categories from an exemption rating agency;

      - the trustee of the related trust must not be an affiliate of any other member of the restricted group;

      - the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

      - the sum of all payments made to and retained by the depositor pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

      - the sum of all payments made to and retained by the servicer, including any supplemental servicing fee, represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the servicer's reasonable expenses.

      The amended exemption defines the term "reasonable compensation" by reference to DOL regulation section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a plan investor considering the purchase of an offered certificate should satisfy itself that all amounts paid to or retained by the underwriter, the depositor and the servicer represent reasonable compensation for purposes of the amended exemption. In addition, it is a condition to the application of the amended exemption that the plan investor investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of regulation D of the SEC under the Securities Act.

Trust Requirements

      In addition to the foregoing, in order for its certificates to qualify under the amended exemption, a trust must meet the following requirements:

      - the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

      - certificates in such other investment pools must have been rated in one of the three highest rating categories (four, in a designated transaction) of an exemption rating agency for at least one year prior to the plan investor's acquisition of certificates; and

      - certificates evidencing interests in such other investment pools must have been purchased by investors other than plans for at least one year prior to any plan investor's acquisition of certificates.

Limits on Application

      The amended exemption generally does not apply to plans sponsored by the depositor, the underwriter, the trustee, the servicer and any obligor with respect to assets included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any insurer of the trust fund or any affiliate of such parties, collectively these plans are referred to as the "restricted group". Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements,

      - in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

      - such fiduciary or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

      - the plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition;

      - immediately after the acquisition, no more than 25% of the assets of the plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity; and

      -     the plan is not sponsored by a member of the restricted group.

Pre-Funding Conditions

      The amended exemption provides that assets having a value equal to no more than 25% of the total principal amount of the certificates may be transferred to the trust during the pre-funding period, instead of requiring that all the assets be identified and transferred on the closing date, provided that the following general conditions are met:

      - the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must be less than or equal to 25%;

      - all subsequent assets transferred to the trust after the closing date must meet the same terms and conditions for eligibility as the initial assets used to create the trust, which terms and conditions have been approved by one of the exemption rating agencies;

      - the transfer of the subsequent assets to the trust during the pre-funding period must not result in the certificates to be covered by the amended exemption receiving a lower credit rating from an exemption rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

      - the weighted average annual percentage interest rate (the "average interest rate") for all of the assets in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the initial assets on the closing date;

      - in order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations that were transferred to the trust:

      - the characteristics of the subsequent assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      - an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the exemption rating agencies rating the certificates, each underwriter, and the trustee, stating whether or not the characteristics of the subsequent assets conform to the characteristics described in the accompanying prospectus, this prospectus supplement and the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the initial assets transferred as of the closing date;

      - the pre-funding period must end no later than the date which is the later of three months or 90 days after the closing date, or an earlier date in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or if an event of default occurs;

      - amounts transferred to the pre-funding account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments that are permitted by the exemption rating agencies rating the certificates, and such investment must be described in the pooling and servicing agreement and must:

      - be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; or

      - have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the exemption rating agencies;

      - the accompanying prospectus or this prospectus supplement must describe the duration of the pre-funding period; and

      - the trustee must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the trust, must enforce all the rights created in favor of certificateholders of the trust, including employee benefit plans subject to ERISA.

Additional Considerations

      The amended exemption may apply to the acquisition and holding of the underwritten certificates by plans provided that all conditions to application of the amended exemption are met. The depositor believes that at the time the certificates are issued, the amended exemption will apply to the acquisition and holding of Class [___] certificates and Class[___] certificates by plan investor and that all conditions of the amended exemption other than those within the control of the investors have been met. With respect to the condition requiring an absence of affiliation between the trustee and the members of the restricted group, the depositor bases its belief upon information provided to the depositor by the restricted group. In addition, as of the date of this prospectus supplement, no obligor on the contracts or mortgage loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Prospective investors should be aware, however, that even if all of the conditions specified in the amended exemption are met, the scope of the relief provided by the amended exemption with respect to the underwritten certificates might not cover all acts that might be construed as prohibited transactions.

      Because the Class [___] certificates are not being purchased by any underwriter to whom an exemption similar to the exemption has been granted, the Class [___] certificates currently do not meet the requirements of the exemption or any comparable individual administrative exemption granted to any underwriter.

      Before purchasing offered certificates, a plan investor that must follow the fiduciary responsibility provisions of ERISA or that is described in Section 4975(e)(1) of the code should consult with its counsel to determine whether the conditions to application of the exemption (including the requirement that the certificates be rated "BBB - " or better at the time of purchase) or any other exemptions would be met. In addition, any plan investor contemplating an investment in the offered certificates should note that the duties and obligations of the trustee and the servicer are limited to those expressly set forth in the pooling and servicing agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of plan fiduciaries.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the "underwriting agreement", dated [________], between the depositor and [__________], an affiliate of the depositor, the depositor has agreed to sell to [_________], and [__________] has agreed to purchase from the depositor, all of the certificates.

      The depositor has been advised that the underwriter proposes initially to offer the offered certificates to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not exceed the percentage of the certificate denomination set forth below:

 CLASS              SELLING CONCESSION          REALLOWANCE DISCOUNT
 -----              ------------------          --------------------
 A-1                       %                             %
 A-2                       %                             %
 A-3                       %                             %
 A-4                       %                             %
 A-5                       %                             %
 A-6                       %                             %
 A-7                       %                             %
 M-1                       %                             %
 M-2                       %                             %
 B-1                       %                             %

      The underwriting agreement provides that [____________]'s obligations hereunder are subject to certain conditions precedent, and that [_____________] will be obligated to purchase all of the certificates if any are purchased.

      Until the distribution of the certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

      Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the depositor will indemnify [____________] against certain civil liabilities, including liabilities under the Act.

      [Immediately prior to the sale of the assets to the depositor, the assets were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the assets to the depositor or its affiliate to repay that financing.]

                                  LEGAL MATTERS

      Certain legal matters with respect to the originator, the seller, the servicer, the depositor and the certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by [_].

                                     RATINGS

      It is a condition to issuance of the certificates that they receive at least the following ratings by [____________] and [______________], each of whom is referred to in this prospectus supplement as a "rating agency."

   CLASS                [___________]          [___________]
   -----                -------------          -------------
   A-1
   A-2
   A-3
   A-4
   A-5
   A-6
   A-7
   M-1
   M-2
   B-1

      A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the assets or the possibility that certificateholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                 INDEX OF TERMS
accounts...................................     S-58
accrual period.............................     S-57
additional assets..........................     S-25
adjustable rate assets.....................     S-28
adjusted principal balance.................     S-70
amount available...........................     S-66
asset purchase agreement...................     S-81
asset rates................................     S-26
assets.....................................S-3, S-25
backup servicer............................      S-4
beneficial owner...........................     S-58
book-entry certificates....................     S-57
certificate owners.........................     S-57
certificate rate...........................      S-3
certificate rates..........................     S-70
certificateholder..........................     S-58
certificates...............................      S-3
chattel contracts..........................     S-17
chattel paper..............................     S-58
class......................................      S-3
Class A percentage.........................     S-70
Class A principal balance..................     S-70
Class B percentage.........................     S-71
Class B-1 distribution test................     S-71
Class M-1 distribution test................     S-71
Class M-1 percentage.......................     S-71
Class M-2 distribution test................     S-72
Class M-2 percentage.......................     S-72
closing date...............................      S-5
Code.......................................     S-82
collection account.........................     S-65
Comparable Appraisal Program...............     S-18
contracts..................................     S-25
cut-off date...............................      S-5
definitive certificate.....................     S-58
depositor..................................      S-4
designated transactions....................     S-84
determination date.........................     S-66
distribution account.......................     S-65
distribution date..........................      S-5
DTC........................................     S-57
due period.................................      S-5
eligible account...........................     S-65
eligible investments.......................     S-66
event of termination.......................     S-79
exemption..................................     S-84
fixed rate assets..........................     S-27
foreign investor...........................     S-83
formula principal distribution amount......     S-72
general intangibles........................     S-58
home only loans............................     S-17
insolvency event...........................     S-79
interest distribution amount...............     S-70
interest period............................     S-70
land and home contracts....................     S-17
land-and-home contract.....................     S-25
last scheduled distribution date...........      S-3
liquidated asset...........................     S-73
liquidation expenses.......................     S-67
liquidation loss amount....................     S-75
liquidation loss interest amount...........     S-73
liquidation loss interest shortfall........     S-73
loan sources...............................     S-17
loan-to-invoice ratio......................     S-27
loan-to-value ratio........................     S-26
look-through rule..........................     S-84
lower tier REMIC...........................     S-82
manufactured home..........................     S-60
manufactured housing contracts.............     S-25
MHP........................................     S-45
modeling assumptions.......................     S-46
mortgage loans.............................     S-25
mortgage loan-to-value ratio...............     S-27
NADA.......................................     S-18
net asset rate.............................     S-10
nonrecoverable advance.....................     S-77
offered certificateholder..................     S-82
Origen.....................................     S-16
Origen Servicing...........................     S-20
originator.................................      S-4
plan investors.............................     S-84
plans......................................     S-84
pool performance test......................     S-73
pool principal balance.....................     S-73
pooling and servicing agreement............     S-76
portfolio debt investments.................     S-83
pre-funding account........................     S-64
principal balance..........................     S-70
qualified mortgage.........................     S-60
rating agency..............................     S-89
real estate assets.........................     S-82
reasonable compensation....................     S-85
record date................................     S-57
regular interests..........................S-7, S-82
Relief Act.................................     S-15
reportable payments........................     S-82
residual interest..........................     S-82
restricted group...........................     S-86
seller.....................................      S-4
servicer...................................      S-4
servicing fee rate.........................     S-77
single family residence....................     S-60
SMMEA......................................     S-14
subsequent assets..........................     S-25
trust estate...............................      S-4
trustee....................................      S-4
underwriting agreement.....................     S-88
unpaid class principal shortfall...........     S-73
upper tier REMIC...........................     S-82

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered [Origen ____ Residential Pass-Through Certificates], Series 200[____]-[_____] (the "global certificates") will be available only in book-entry form. Investors in the global certificates may hold such global certificates through any of DTC, Clearstream Luxembourg or Euroclear. The global certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding global certificates through The Depository Trust Company ("DTC") will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC participants.

      A holder that is not a United States person (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      INITIAL SETTLEMENT

      All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective relevant depositaries, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective relevant depositary of the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global certificates are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective European depositary for the benefit of Clearstream Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective relevant depositary, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as appropriate, to deliver the global certificates to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg participant's or Euroclear participant's account would be back-valued to the value

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date (which would be the preceding day, I-2 when settlement occurred in New
York). Should the Clearstream Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the global certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear participant.

      CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Securities Administrator, on behalf of the Trustee or the U.S. withholding agent receives a statement--

            (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                  (i) is signed by the certificateholder under penalty of perjury,

                  (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the certificateholder, or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                  (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
            and

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                  (iv)  attaches the IRS Form W-8BEN (or any successor form)
            provided by the certificateholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the servicer or the U.S. withholding agent;

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the servicer or the U.S. withholding agent; or

      IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, or "TIN," will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

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